Exhibit 1.1

[•] ORDINARY SHARES

LIZHAN ENVIRONMENTAL CORPORATION

UNDERWRITING AGREEMENT

[•], 2010

MAXIM GROUP LLC
405 Lexington Avenue
New York, NY 10174

As Representative of the Underwriters
named on Schedule A hereto

Ladies and Gentlemen:

Lizhan Environmental Corporation, a company organized and existing under the laws of the Cayman Islands (the “Company”), confirms its agreement, subject to the terms and conditions set forth herein, with each of the underwriters listed on Schedule A hereto (collectively, the “Underwriters”), for whom Maxim Group LLC is acting as representative (in such capacity, the “Representative”), to sell and issue to the Underwriters an aggregate of [•] ordinary shares, par value $0.20 per share (the “Firm Shares”). In addition, the Company proposes to sell to the Underwriters, upon the terms and conditions set forth herein, the Over-allotment Shares (as hereinafter defined).  The ordinary shares are more fully described in the Registration Statement and Prospectus referred to below.

The offering and sale of the ordinary shares contemplated by this underwriting agreement (this “Agreement”) is referred to herein as the “Offering.”

1.          Firm Shares; Over-Allotment Option.

(1)                 Purchase of Firm Shares.  On the basis of the representations and warranties herein contained, but subject to the terms and conditions herein set forth, the Company agrees to issue and sell to the several Underwriters, an aggregate of [•] Firm Shares at a purchase price (net of discounts and commissions) of $[•] per Firm Share.  The Underwriters, severally and not jointly, agree to purchase from the Company the number of Firm Shares set forth opposite their respective names on Schedule A attached hereto and made a part hereof at a purchase price (net of discounts and commissions) of $[•] per Firm Share. The Firm Shares are to be offered initially to the public at the offering price of $[•] per Firm Share.

(2)                 Payment and Delivery.  Delivery and payment for the Firm Shares shall be made at 10:00 A.M., New York time, on the third Business Day following the effective date (the “Effective Date”) of the Registration Statement (or the fourth Business Day following the Effective Date, if the Registration Statement is declared effective after 4:00 p.m.) or at such earlier time as shall be agreed upon by the Representative and the Company at the offices of the Representative or at such other place as shall be agreed upon by the Representative and the Company. “Business Day” means any day except Saturday, Sunday and any day which is a federal legal holiday or a day on which banking institutions in the State of New York are authorized or required by law or other governmental action to close. The hour and date of delivery and payment for the Firm Shares is referred to herein as the “Closing Date.”  The closing of the payment of the purchase price for, and delivery of certificates representing, the Firm Shares is referred to herein as the “Closing.” Payment for the Firm Shares shall be made on the Closing Date at the Representative’s election by wire transfer in Federal (same day) funds or by certified or bank cashier’s check(s) in New York Clearing House funds.  Any remaining proceeds (less commissions, expense allowance and actual expense payments or other fees payable pursuant to this Agreement) shall be paid to the order of the Company upon delivery of certificates (in form and substance satisfactory to the Underwriters) representing the Firm Shares (or through the full fast transfer facilities of the Depository Trust Company (the “DTC”)) for the account of the Underwriters.  The Firm Shares shall be registered in such name or names and in such authorized denominations as the Representative may request in writing at least two Business Days prior to the Closing Date.  The Company will permit the Representative to examine and package the Firm Shares for delivery, at least one full Business Day prior to the Closing Date.  The Company shall not be obligated to sell or deliver the Firm Shares except upon tender of payment by the Representative for all the Firm Shares.

(3)                 Over-allotment Shares.  For the purposes of covering any over-allotments in connection with the distribution and sale of the Firm Shares, the Representative on behalf of the Underwriters is, hereby granted, an option to purchase up to an additional 15% of the number of Firm Shares, or [•] ordinary shares (the “Over-allotment Shares”) to be offered by the Company in the Offering (the “Over-allotment Option”).  The Firm Shares, the Over-allotment Shares and the Warrant Shares (as defined below) are hereinafter, collectively, referred to as the “Shares”. The Shares and the Representative’s Warrants (as hereinafter defined) are referred to herein as (the “Securities”).  The purchase price to be paid for the Over-allotment Shares (net of discounts and commissions) will be $[•] per Over-allotment Share. The Over-allotment Shares are to be offered initially to the public at the offering price of $[•] per Over-allotment Share.

(4)                 Exercise of Option.  The Over-allotment Option granted pursuant to Section 1(3) hereof may be exercised by the Representative as to all (at any time) or any part (from time to time) of the Over-allotment Shares within 45 days after the Effective Date.  The Underwriters will not be under any obligation to purchase any Over-allotment Shares prior to the exercise of the Over-allotment Option.  The Over-allotment Option granted hereby may be exercised by the giving of oral notice to the Company from the Representative, which must be confirmed in writing by overnight mail or facsimile transmission setting forth the number of Over-allotment Shares to be purchased and the date and time for delivery of and payment for the Over-allotment Shares, which will not be later than five Business Days after the date of the notice or such other time as shall be agreed upon by the Company and the Representative, at the offices of the Representative or at such other place as shall be agreed upon by the Company and the Representative.  If such delivery and payment for the Over-allotment Shares does not occur on the Closing Date, the date and time of the closing for such Over-allotment Shares will be as set forth in the notice (hereinafter, the “Option Closing Date”).  Upon exercise of the Over-allotment Option, the Company will become obligated to convey to the Underwriters, and, subject to the terms and conditions set forth herein, the Underwriters will become obligated to purchase, the number of Over-allotment Shares specified in such notice.

(5)                 Payment and Delivery of Over-allotment Shares.  Payment for the Over-allotment Shares shall be made on the Option Closing Date at the Representative’s election by wire transfer in Federal (same day) funds or by certified or bank cashier’s check(s) in New York Clearing House funds, by deposit of [•] per share to the Company upon delivery to the Underwriters of certificates (in form and substance satisfactory to the Underwriters) representing the Over-allotment Shares (or through the full fast transfer facilities of DTC) for the account of the Underwriters.   The certificates representing the Over-allotment Shares to be delivered will be in such denominations and registered in such names as the Representative requests not less than two Business Days prior to the Closing Date or the Option Closing Date, as the case may be, and will be made available to the Representative for inspection, checking and packaging at the aforesaid office of the Company’s transfer agent or correspondent not less than one full Business Day prior to such Closing Date or Option Closing Date.

(6)                 Representative’s Warrants.  As additional consideration, the Company hereby agrees to issue and sell to the Representative (and/or its designees) on the Closing Date non-redeemable ordinary share purchase warrants (the “Representative’s Warrants”) for the purchase of an aggregate of [•] ordinary shares for an aggregate purchase price of $100.00.  The Representative’s Warrants shall be exercisable, in whole or in part, commencing on the  Effective Date and expiring on the five-year anniversary of the Effective Date at an initial exercise price per share of $[•], which is equal to one hundred and thirty percent (130%) of the initial public offering price per Firm Share.  The Representative’s Warrants and the ordinary shares issuable upon exercise of the Representative’s Warrants (the “Warrant Shares”) are hereinafter referred to collectively as the “Representative’s Securities.”  The Representative understands and agrees there are significant restrictions against transferring the Representative’s Warrants during the first six months after the Effective Date.

           2.               Representations and Warranties of the Company.

2.1           The Company represents, warrants and covenants to, and agrees with, each of the Underwriters that, as of the date hereof and as of the Closing Date (for purposes of this Section 2, the terms “Closing Date” and “Closing” shall refer to the Closing Date for the Firm Shares or Over-allotment Shares, as the case may be,):

(1)         The Company has filed with the Securities and Exchange Commission (the “Commission”) a registration statement on Form F-1 (Registration No. [     ]), and amendments thereto, and related preliminary prospectuses for the registration under the Securities Act of 1933, as amended (the “Securities Act”), of the Firm Shares, which registration statement, as so amended (including post-effective amendments, if any), has been declared effective by the Commission and copies of which have heretofore been delivered to the Underwriters.  Promptly after execution and delivery of this Agreement, the Company will prepare and file a prospectus in accordance with the provisions of Rule 430A (“Rule 430A”) of the rules and regulations of the Commission (the “Rules and Regulations”) and paragraph (b) of Rule 424 (“Rule 424(b)”) of the Rules and Regulations.  The information included in such prospectus that was omitted from such registration statement at the time it became effective but that is deemed to be part of such registration statement at the time it became effective pursuant to paragraph (b) of Rule 430A is referred to as “Rule 430A Information.” The registration statement, as amended at the time it became effective, including the prospectus, financial statements, schedules, exhibits and other information (if any) deemed to be part of the registration statement at the time of effectiveness pursuant to Rule 430A under the Securities Act, is hereinafter referred to as the “Registration Statement.”  If the Company has filed or is required pursuant to the terms hereof to file a registration statement pursuant to Rule 462(b) under the Securities Act registering additional ordinary shares (a “Rule 462(b) Registration Statement”), then, unless otherwise specified, any reference herein to the term “Registration Statement” shall be deemed to include such Rule 462(b) Registration Statement.  Other than a Rule 462(b) Registration Statement, which, if filed, becomes effective upon filing, no other document with respect to the Registration Statement has heretofore been filed with the Commission.  All of the Shares have been registered under the Securities Act pursuant to the Registration Statement or, if any Rule 462(b) Registration Statement is filed, will be duly registered under the Securities Act with the filing of such Rule 462(b) Registration Statement.  The Company has responded to all requests of the Commission for additional or supplemental information.  Based on communications from the Commission, no stop order suspending the effectiveness of either the Registration Statement or the Rule 462(b) Registration Statement, if any, has been issued and no proceeding for that purpose has been initiated or threatened by the Commission.  The Company, if required by the Securities Act and Rules and Regulations, proposes to file the Prospectus with the Commission pursuant to Rule 424(b).  The prospectus, in the form in which it is to be filed with the Commission pursuant to Rule 424(b), or, if the prospectus is not to be filed with the Commission pursuant to Rule 424(b), the prospectus in the form included as part of the Registration Statement at the time the Registration Statement became effective, is hereinafter referred to as the “Prospectus,” except that if any revised prospectus or prospectus supplement shall be provided to the Underwriters by the Company for use in connection with the Offering which differs from the Prospectus (whether or not such revised prospectus or prospectus supplement is required to be filed by the Company pursuant to Rule 424(b)), the term “Prospectus” shall also refer to such revised prospectus or prospectus supplement, as the case may be, from and after the time it is first provided to the Underwriters for such use.  Any preliminary prospectus or prospectus subject to completion included in the Registration Statement or filed with the Commission pursuant to Rule 424 under the Securities Act, including the preliminary prospectus dated [    ] which was included in the Registration Statement at the Time of Sale, is hereafter called a “Preliminary Prospectus.”  Any reference herein to the Registration Statement, any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include the exhibits incorporated by reference therein pursuant to the Rules and Regulations on or before the Effective Date, the date of such Preliminary Prospectus or the date of the Prospectus, as the case may be. All references in this Agreement to the Registration Statement, the Rule 462(b) Registration Statement, a Preliminary Prospectus and the Prospectus, or any amendments or supplements to any of the foregoing shall be deemed to include any copy thereof filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval System (“EDGAR”).

(2)         The Company has filed with the Commission a Form 8-A (File Number 001-[•]) providing for the registration under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) of its ordinary shares.  The registration of the Company’s ordinary shares under the Exchange Act has been declared effective by the Commission on the date hereof.

(3)         At the time of the effectiveness of the Registration Statement or any Rule 462(b) Registration Statement or the effectiveness of any post-effective amendment to the Registration Statement, when the Prospectus is first filed with the Commission pursuant to Rule 424(b), and when any supplement to or amendment of the Prospectus is filed with the Commission, the Registration Statement and the Prospectus and any amendments thereof and supplements or exhibits thereto complied or will comply in all material respects with the applicable provisions of the Securities Act, the Exchange Act and the Rules and Regulations, and did not and will not contain an untrue statement of a material fact and did not and will not omit to state any material fact required to be stated therein or necessary in order to make the statements therein: (i) in the case of the Registration Statement, not misleading, and (ii) in the case of the Prospectus or any related Preliminary Prospectus in light of the circumstances under which they were made, not misleading.  When any Preliminary Prospectus was first filed with the Commission (whether filed as part of the registration statement for the registration of the Securities or any amendment thereto or pursuant to Rule 424(a) under the Securities Act) and when any amendment thereof or supplement thereto was first filed with the Commission, such Preliminary Prospectus and any amendments thereof and supplements thereto complied in all material respects with the applicable provisions of the Securities Act, the Exchange Act and the Rules and Regulations and did not contain an untrue statement of a material fact and did not omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.  No representation and warranty is made in this subsection (c), however, with respect to any information contained in or omitted from the Registration Statement or the Prospectus or any related Preliminary Prospectus or any amendment thereof or supplement thereto in reliance upon and in conformity with information furnished in writing to the Company by or on behalf of any Underwriter through the Representative specifically for use therein.  The parties acknowledge and agree that such information provided by or on behalf of any Underwriter consists solely of the subsections of the “Underwriting” section of the Prospectus captioned “Stabilization,” “Pricing of Securities,” the last sentence of “Other Matters” and the penultimate paragraph on the cover page of the Preliminary Prospectus and the Prospectus (the “Underwriters’ Information”).

(4)         Neither: (i) any Issuer-Represented General Free Writing Prospectus(es) (as defined below) issued at or prior to the Time of Sale (as defined below) and the Statutory Prospectus (as defined below), all considered together (collectively, the “General Disclosure Package”), nor (ii) any individual Issuer-Represented Limited-Use Free Writing Prospectus(es) (as defined below), when considered together with the General Disclosure Package, includes or included as of the Time of Sale, any untrue statement of a material fact or omits or omitted as of the Time of Sale to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The preceding sentence does not apply to statements in or omissions from any Statutory Prospectus included in the Registration Statement or any Issuer-Represented Free Writing Prospectus (as defined below) based upon and in conformity with written information furnished to the Company by the Representative specifically for use therein.

(5)         No forward-looking statement (within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act) contained in the General Disclosure Package, Preliminary Prospectus or the Prospectus has been made or reaffirmed without a reasonable basis or has been disclosed other than in good faith.

(6)         Nothing has come to the attention of the Company that has caused the Company to believe that the statistical and market-related data included in the General Disclosure Package, Preliminary Prospectus or the Prospectus is not based on or derived from sources that the Company believes to be reliable and accurate in all material respects.

(7)         Each Issuer-Represented Free Writing Prospectus, as of its issue date and at all subsequent times through the completion of the public offer and sale of the Securities or until any earlier date that the Company notified or notifies the Representative as described in the next sentence, did not, does not and will not include any information that conflicted, conflicts or will conflict with the information contained in the Registration Statement, General Disclosure Package, Preliminary Prospectus or the Prospectus.  If at any time following issuance of an Issuer-Represented Free Writing Prospectus there occurred or occurs an event or development as a result of which such Issuer-Represented Free Writing Prospectus conflicted or would conflict with the information contained in the Registration Statement, any Statutory Prospectus or the Prospectus relating to the Securities or included or would include an untrue statement of a material fact or omitted or would omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances prevailing at that subsequent time, not misleading, the Company has notified or will notify promptly the Representative so that any use of such Issuer-Represented Free Writing Prospectus may cease until it is promptly amended or supplemented by the Company, at its own expense, to eliminate or correct such conflict, untrue statement or omission.  The foregoing two sentences do not apply to statements in or omissions from any Issuer-Represented Free Writing Prospectus based upon and in conformity with the Underwriters’ Information (as defined above).

(8)     The Company has not distributed and will not distribute any prospectus or other offering material in connection with the offering and sale of the Securities other than the General Disclosure Package, Preliminary Prospectus or the Prospectus or other materials permitted by the Securities Act to be distributed by the Company.  Unless the Company obtains the prior consent of the Representative, the Company has not made and will not make any offer relating to the Securities that would constitute an “issuer free writing prospectus,” as defined in Rule 433 under the Securities Act, or that would otherwise constitute a “free writing prospectus,” as defined in Rule 405 under the Securities Act, required to be filed with the Commission.  The Company has complied and will comply with the requirements of Rules 164 and 433 under the Securities Act applicable to any Issuer-Represented Free Writing Prospectus.

(9)         Each Underwriter agrees that, unless it obtains the prior written consent of the Company, it will not make any offer relating to the Securities that would constitute an Issuer-Represented Free Writing Prospectus (as defined below) or that would otherwise (without taking into account any approval, authorization, use or reference thereto by the Company) constitute a “free writing prospectus” required to be filed by the Company with the Commission (as defined herein) or retained by the Company under Rule 433 of the Securities Act; provided that the prior written consent of the Company hereto shall be deemed to have been given in respect of any Issuer-Represented General Free Writing Prospectuses referenced on Schedule C attached hereto.

As used in this Agreement, the terms set forth below shall have the following meanings:

                      (i)           “Time of Sale” means [—] (Eastern time) on the date of this Agreement.

                      (ii)          “Statutory Prospectus” as of any time means the prospectus that is included in the Registration Statement immediately prior to that time.  For purposes of this definition, information contained in a form of prospectus that is deemed retroactively to be a part of the Registration Statement pursuant to Rule 430A or 430B shall be considered to be included in the Statutory Prospectus as of the actual time that form of prospectus is filed with the Commission pursuant to Rule 424(b) under the Securities Act.

                      (iii)         “Issuer-Represented Free Writing Prospectus” means any “issuer free writing prospectus,” as defined in Rule 433 under the Securities Act, relating to the Securities that (A) is required to be filed with the Commission by the Company, or (B) is exempt from filing pursuant to Rule 433(d)(5)(i) under the Securities Act because it contains a description of the Securities or of the Offering that does not reflect the final terms or pursuant to Rule 433(d)(8)(ii) because it is a “bona fide electronic road show,” as defined in Rule 433 of the Rules and Regulations which is made available without restriction, in each case in the form filed or required to be filed with the Commission or, if not required to be filed, in the form retained in the Company’s records pursuant to Rule 433(g) under the Securities Act.

                      (iv)         “Issuer-Represented General Free Writing Prospectus” means any Issuer-Represented Free Writing Prospectus that is intended for general distribution to prospective investors, as evidenced by its being specified in Schedule C to this Agreement.

(v)           “Issuer-Represented Limited-Use Free Writing Prospectus” means any Issuer-Represented Free Writing Prospectus that is not an Issuer-Represented General Free Writing Prospectus.  The term Issuer-Represented Limited-Use Free Writing Prospectus also includes any “bona fide electronic road show,” as defined in Rule 433 of the Rules and Regulations, that is made available without restriction pursuant to Rule 433(d)(8)(ii), even though not required to be filed with the Commission.

(10)       At the time of filing the Registration Statement and any post-effective amendment thereto, at the earliest time thereafter that the Company or any offering participant made a bona fide offer (within the meaning of Rule 164(h)(2) under the Securities Act) of the Shares and at the date hereof, the Company was not and is not an “ineligible issuer,” as defined in Rule 405 under the Securities Act.  The Company has paid the registration fee for this offering pursuant to Rule 456(b)(1) under the Securities Act or will pay such fee within the time period required by such rule (without giving effect to the proviso therein) and in any event prior to the Closing Date.

(11)       The description of the corporate structure of the Company and the various contracts between the Company and the Subsidiaries set forth in the Registration Statement, the General Disclosure Package and the Prospectus in the section entitled “Corporate Structure and Organization” is accurate, complete and fair in all material respects; and each of the events and transactions set forth therein has been duly authorized and does not (A) to the knowledge of the Company, contravene any provision of applicable law or statute, rule or regulation of any governmental agency having jurisdiction over the Company or any Subsidiaries or any of their properties (including but not limited to the Ministry of Commerce, the State Administration of Industry and Commerce and the State Administration of Foreign Exchange of the People’s Republic of China (“PRC”)) to the extent that such contravention is reasonably likely, individually or in the aggregate, to have a Material Adverse Effect, (B) contravene the articles of association, business license or other constitutive documents of the Company or any Subsidiaries, or (C) to the knowledge of the Company, conflict with or result in a breach of violation of any of the terms or provisions of, or constitute a default under, any license, indenture, mortgage, deed of trust, loan agreement, note, lease or other agreement or instrument to which the Company or any Subsidiaries is a party or by which the Company or any Subsidiaries is bound or to which any of the property or assets of the Company or any Subsidiaries is subject to the extent that such conflict or breach is reasonably likely, individually or in the aggregate, to have a Material Adverse Effect.

(12)       The execution, delivery and performance by the Company of this Agreement and the consummation of the transactions herein contemplated will not (i) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any Subsidiary is a party or by which the Company or any Subsidiary is bound or to which any of the property or assets of the Company or any Subsidiary is subject to the extent that such conflict or breach is reasonably likely, individually or in the aggregate, to have a Material Adverse Effect; (ii) result in any violation of the provisions of the Certificate of Incorporation, By-laws or other constituent documents of the Company or any Subsidiary; or (iii) result in any violation of any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Company or any Subsidiary or any of their properties (including but not limited to the Ministry of Commerce, the State Administration of Industry and Commerce and the State Administration of Foreign Exchange of the PRC) to the extent that such violation is reasonably likely, individually or in the aggregate, to have a Material Adverse Effect.  Each consent, approval, authorization, order, registration or qualification of or with any such court or governmental agency or body that is required for the consummation by the Company and its Subsidiaries of the transactions contemplated herein has been made or obtained unconditionally in writing, and has not been withdrawn or is subject to any condition precedent which has not been fulfilled, performed or waive, unless the failure to obtain any such consent, approval, authorization, order, registration or qualification is not reasonably likely, individually or in the aggregate, to have a Material Adverse Effect.

(13)      The Shares have been duly and validly authorized and, when issued, delivered and paid for in accordance with this Agreement and as described in the Prospectus on the Closing Date, will be duly and validly issued, fully paid and non-assessable, will have been issued in compliance with all applicable state, federal and foreign securities laws and will not have been issued in violation of or subject to any preemptive or similar right that does or will entitle any Person to acquire any Relevant Security from the Company or any Subsidiary upon issuance or sale of the Securities in the Offering.  The ordinary shares conform to the descriptions thereof contained in the Registration Statement, the General Disclosure Package and the Prospectus.  Except as set forth in, or contemplated by, the Registration Statement, the General Disclosure Package and the Prospectus, on the Effective Date and on the Closing Date, neither the Company nor any Subsidiary has outstanding options, warrants, or other rights to purchase or otherwise acquire any authorized but unissued ordinary shares or any security convertible into ordinary shares, or any contracts or commitments to issue or sell ordinary shares or any such options, warrants, rights or convertible securities. Except as set forth in, or contemplated by, the Registration Statement, the General Disclosure Package and the Prospectus, on the Effective Date and on the Closing Date, no Person has the right to require the Company to register any Relevant Security of the Company under the Securities Act, whether on a demand basis or in connection with the registration of securities of the Company for its own account or for the account of any other Person.

(14)       The Warrant Shares will conform to the description thereof in the Registration Statement, the General Disclosure Package and the Prospectus and have been validly reserved for future issuance and will, upon exercise of the Representative’s Warrants and payment of the exercise price thereof, be duly and validly issued, fully paid and non-assessable and will not have been issued in violation of or subject to preemptive or similar rights to subscribe for or purchase securities of the Company.  The issuance of such securities is not subject to any statutory preemptive rights under the laws of the Cayman Islands or the Company’s organization documents as in effect at the time of issuance, rights of first refusal or other similar rights of any securityholder of the Company (except for such preemptive or contractual rights as were waived).

(15)       The direct or indirect subsidiaries of the Company, listed on Exhibit 21.1 of the Registration Statement (the “Subsidiaries”) are the only subsidiaries of the Company within the meaning of Rule 405 under the Securities Act.  Except for the Subsidiaries, the Company holds no ownership or other interest, nominal or beneficial, direct or indirect, in any other foreign or domestic, corporation, trust, general or limited partnership, joint venture, limited liability company or other entity.  Except as disclosed in the Registration Statement, the General Disclosure Package and the Prospectus, all of the issued and outstanding shares of capital stock of, or other ownership interests in, each Subsidiary have been duly and validly authorized and issued and are fully paid and non-assessable and are owned, directly or indirectly, by the Company, free and clear of any permitted or allowed any of their material properties to be subjected to any lien, charge, mortgage, pledge, security interest, claim, equity, trust or other encumbrance, preferential arrangement, defect or restriction of any kind whatsoever (“Lien”).  Except as disclosed in the Registration Statement, the General Disclosure Package and the Prospectus, no director, officer or key employee of the Company or any Subsidiary named in the Prospectus holds any direct equity, debt or other pecuniary interest in any Subsidiary or any Person with whom the Company or any Subsidiary does business or is in privity of contract with, other than, in each case, indirectly through the ownership by such individuals of ordinary shares.

(16)       Each of the Company and the Subsidiaries has been duly incorporated, formed or organized, and validly exists as a corporation, joint venture, partnership or limited liability company in good standing under the laws of its jurisdiction of incorporation, formation or organization.  Each of the Company and the Subsidiaries has all requisite power and authority to carry on its business as it is currently being conducted and as described in the Registration Statement, the General Disclosure Package and the Prospectus, and to own, lease and operate its respective properties.  Each of the Company and the Subsidiaries is duly qualified to do business and is in good standing as a foreign corporation, joint venture, partnership or limited liability company in each jurisdiction in which the character or location of its properties (owned, leased or licensed) or the nature or conduct of its business makes such qualification necessary, except, in each case, for those failures to be so qualified or in good standing which (individually and in the aggregate) would not reasonably be expected to have a Material Adverse Effect on: (i) the business, condition (financial or otherwise), results of operations, shareholders’ equity, properties or prospects of the Company and the Subsidiaries, taken as a whole as such prospects are disclosed or described in the Registration Statement, the General Disclosure Package and the Prospectus; (ii) the long-term debt or capital stock of the Company or any Subsidiary; or (iii) the Offering or consummation of any of the other transactions contemplated by this Agreement, the Registration Statement, the General Disclosure Package and the Prospectus. No proceeding has been instituted in any such jurisdiction revoking, limiting or curtailing or seeking to revoke, limit or curtail such power and authority or qualification.

(17)       Neither the Company nor any Subsidiary: (i) is in violation of its certificate or articles of incorporation, memorandum and articles of association, by-laws, certificate of formation, limited liability company agreement, joint venture agreement, partnership agreement or other organizational documents including shareholders’ voting or similar agreements, (ii) is in default under, and no event has occurred which, with notice or lapse of time or both, would constitute a default under or result in the creation or imposition of any Lien upon any of its property or assets pursuant to, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which it is a party or by which it is bound or to which any of its property or assets is subject, or (iii) is in violation in any respect of any law, rule, regulation, ordinance, directive, judgment, decree or order of any judicial, regulatory or other legal or governmental agency or body, foreign or domestic, except (in the case of clause (ii) above) for any Lien disclosed in the Registration Statement, the General Disclosure Package and the Prospectus.

(18)       Other than the restrictions disclosed in the General Disclosure Package, Preliminary Prospectus or the Prospectus, no Subsidiary is currently prohibited, directly or indirectly, under any agreement or other instrument to which it is a party or is subject, from paying any dividends to the Company (or the Subsidiary that holds the outstanding equity interests of the relevant Subsidiary).

(19)       Subsequent to the respective dates as of which information is presented in the Registration Statement, General Disclosure Package, Preliminary Prospectus or the Prospectus, and except as disclosed in the Registration Statement, General Disclosure Package, Preliminary Prospectus or the Prospectus, (i) the Company has not declared, paid or made any dividends or other distributions of any kind on or in respect of its capital stock, and (ii) there has been [no material adverse change (or, to the knowledge of the Company, any development which has a high probability of involving a material adverse change in the future), whether or not arising from transactions in the ordinary course of business, in or affecting: (A) the business, condition (financial or otherwise), results of operations, shareholders’ equity, properties or prospects of the Company and its Subsidiaries taken as a whole; (B) the long-term debt or capital stock of the Company or any of its Subsidiaries; or (C) the Offering or consummation of any of the other transactions contemplated by this Agreement, the Registration Statement, General Disclosure Package, Preliminary Prospectus or the Prospectus] (a “Material Adverse Change”).

(20)       Any previous restructuring (i.e. equity transfer) of the Company and the Subsidiaries complied with the then effective PRC laws and regulations.

(21)       As of the dates indicated in the Registration Statement, the General Disclosure Package, the Preliminary Prospectus and the Prospectus, the authorized, issued and outstanding shares of capital stock of the Company were as set forth in the Registration Statement, the General Disclosure Package, the Preliminary Prospectus and the Prospectus in the column headed “Actual” under the section thereof captioned “Capitalization” and, after giving effect to the Offering and the other transactions (excluding the offer and sale of the Over-allotment Shares) contemplated by this Agreement, the Registration Statement, the General Disclosure Package, the Preliminary Prospectus and the Prospectus, will be as set forth in the column headed “As Adjusted” in such section.  All of the issued and outstanding shares of capital stock of the Company are fully paid and non-assessable and have been duly and validly authorized and issued, in compliance with all applicable state, federal and foreign securities laws and not in violation of or subject to any preemptive or similar right that does or will entitle any Person (as defined below), upon the issuance or sale of any security, to acquire from the Company or any Subsidiary any Relevant Security.  As used herein, the term “Relevant Security” means any ordinary shares or other security of the Company or any Subsidiary that is convertible into, or exercisable or exchangeable for ordinary shares or equity securities, or that holds the right to acquire any ordinary shares or equity securities of the Company or any Subsidiary or any other such Relevant Security, except for such rights as may have been fully satisfied or waived prior to the effectiveness of the Registration Statement.   As used herein, the term “Person” means any foreign or domestic individual, corporation, trust, partnership, joint venture, limited liability company or other entity.

(22)       The Company, through its wholly owned subsidiaries, Illigate Development Limited, a corporation organized under the laws of the British Virgin Islands, and Li Zhan Resources Recycling Technology Development Co., Ltd., a corporation organized under the laws of Hong Kong, owns 100% of Lizhan Textile (Zhejiang) Co., Ltd. and 87% of Zhejiang Hongzhan New Material Co. Ltd, each a limited liability company organized under the laws of PRC (collectively the “PRC Subsidiaries”).  The PRC Subsidiaries operate in compliance with all of the laws and regulations of the PRC.

(23)       There are no outstanding (i) securities of the Company or any Subsidiary convertible into or exchangeable for shares of capital stock or voting securities of any Subsidiary or (ii) options or other rights to acquire from the Company or any Subsidiary, or other obligation of the Company or any Subsidiary to issue, any capital stock, voting securities or securities convertible into or exchangeable for capital stock or voting securities of any Subsidiary (the items in clauses (i) and (ii) being referred to collectively as the “Subsidiary Securities”).  There are no outstanding obligations of the Company or any Subsidiary to repurchase, redeem or otherwise acquire any outstanding Subsidiary Securities.

(24)       Each of the Company and its Subsidiaries is in compliance with all applicable PRC and Cayman Islands laws, rules, regulations, ordinances, directives, judgments, decrees and orders (including, without limitation, all securities and tax laws, rules and regulations of PRC and Cayman Islands), except for such non-compliance as would not have a Material Adverse Effect.  As of the date hereof and as of the Closing Date, and except as contemplated by this Agreement, neither the Company nor its Subsidiaries operate within the jurisdiction of the United States or any state or territory thereof in such a manner so as to subject the Company and its Subsidiaries or its operations or businesses to registration as a foreign company doing business in any state within the United States or to any of the following laws in any material respect: (i) the Bank Secrecy Act, as amended, (ii) the Uniting and Strengthening of America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001, as amended, (iii) the Foreign Corrupt Practices Act of 1977, as amended, (iv) the Currency and Foreign Transactions Reporting Act of 1970, as amended, (v) the Employee Retirement Income Security Act of 1974, as amended, (vi) the Money Laundering Control Act of 1986, as amended (vii) the rules and regulations promulgated under any such law, or any successor law, or any judgment, decree or order of any applicable administrative or judicial body relating to such law and (viii) any corresponding law, rule, regulation, ordinance, judgment, decree or order of any state or territory of the United States or any administrative or judicial body thereof.

(25)       The operations of the Company and its Subsidiaries are and have been conducted at all times in compliance with applicable financial record keeping and reporting requirements and money laundering statutes of the U.S., PRC and, to the Company’s knowledge, all other jurisdictions to which the Company and its Subsidiaries are subject, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any applicable governmental agency (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company and its Subsidiaries with respect to the Money Laundering Laws is pending or, to the best knowledge of the Company, threatened.

(26)       The Company has full right, power and authority to execute and deliver this Agreement, the Representative’s Warrants and all other agreements, documents, certificates and instruments required to be delivered pursuant to this Agreement (collectively, the “Transaction Documents”) and to perform its obligations hereunder and thereunder and to consummate each of the transactions contemplated by each of the Transaction Documents.  The Company has duly and validly authorized each of the Transaction Documents and each of the transactions contemplated by the Transaction Documents and no further action is required by the Company, its board of directors or its shareholders in connection therewith.  Each of the Transaction Documents has been or will be duly and validly executed and delivered by the Company and constitutes the legal, valid and binding obligation of the Company and is enforceable against the Company in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally and except as enforceability may be subject to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

(27)       When issued the Representative’s Warrants will constitute valid and binding obligations of the Company to issue and sell, upon exercise thereof and payment of the respective exercise prices therefor, the number and type of securities of the Company called for thereby in accordance with the terms thereof and such Representative’s Warrants are enforceable against the Company in accordance with their respective terms, except: (i) as such enforceability may be limited by bankruptcy, insolvency, reorganization or similar laws affecting creditors’ rights generally; (ii) as enforceability of any indemnification or contribution provision may be limited under foreign, federal and state securities laws; and (iii) that the remedy of specific performance and injunctive and other forms of equitable relief may be subject to the equitable defenses and to the discretion of the court before which any proceeding therefor may be brought.

(28)       The execution, delivery, and performance of the Transaction Documents and the consummation of the transactions contemplated thereby do not and will not: (i) conflict with, require consent under or result in a breach of any of the terms and provisions of, or constitute a default (or an event which with notice or lapse of time, or both, would constitute a default) under, or result in the creation or imposition of any Lien upon any property or assets of the Company or Subsidiaries pursuant to any indenture, mortgage, deed of trust, loan agreement or other agreement, instrument, franchise, license or permit to which the Company or its Subsidiaries is a party or by which the Company, its Subsidiaries or its properties, operations or assets may be bound or (ii) violate or conflict with any provision of the certificate or articles of incorporation, by-laws, certificate of formation, limited liability company agreement, partnership agreement or other organizational documents of the Company or Subsidiaries, or (iii) violate or conflict with any law, rule, regulation, ordinance, directive, judgment, decree or order of any judicial, regulatory or other legal or governmental agency or body, domestic or foreign, except (in the case of clauses (i) and (iii) above) violations or defaults that could not reasonably be expected to have a Material Adverse Effect.

(29)       The Company is aware of and has been advised as to, the content of the Rules on Mergers and Acquisitions of Domestic Enterprises by Foreign Investors jointly promulgated by the Ministry of Commerce, the State Assets Supervision and Administration Commission, the State Tax Administration, the State Administration of Industry and Commerce, the China Securities Regulatory Commission (“CSRC”) and the State Administration of Foreign Exchange of the PRC on August 8, 2006 (the “M&A Rules”), in particular the relevant provisions thereof which purport to require offshore special purpose vehicles, or SPVs, formed for listing purposes and controlled directly or indirectly by PRC companies or individuals, to obtain the approval of the CSRC prior to the listing and trading of their securities on an overseas stock exchange; the Company has received legal advice specifically with respect to the M&A Rules from its PRC counsel and the Company understands such legal advice. The Company has fully communicated such legal advice from its PRC counsel to each of its directors that signed the Registration Statement and each director has confirmed that he or she understands such legal advice.

(30)       The issuance and sale of the Shares, the listing and trading of the Shares on the NASDAQ Global Market or the consummation of the transactions contemplated by this Agreement is not and will not be, as of the date hereof adversely affected by the M&A Rules or any official clarifications, guidance, interpretations or implementation rules in connection with or related to the M&A Rules (collectively, the “M&A Rules and Related Clarifications”).

(31)       Each of the Company and Subsidiaries that were incorporated outside of the PRC has taken, or is in the process of taking, reasonable steps to ensure compliance by each of its shareholders, option holders, directors, officers, and employees that is, or is directly or indirectly owned or controlled by, a PRC resident or citizen with any applicable rules and regulations of the relevant PRC government agencies (including but not limited to the Ministry of Commerce, the National Development and Reform Commission and the State Administration of Foreign Exchange) relating to overseas investment by PRC residents and citizens or the repatriation of the proceeds from overseas offering and listing by offshore special purpose vehicles controlled directly or indirectly by PRC companies and individuals, such as the Company, (the “PRC Overseas Investment and Listing Regulations”), including without limitation, requesting each shareholder, option holder, director, officer, and employees that is, or is directly or indirectly owned or controlled by, a PRC resident or citizen to complete any registration and other procedures required under applicable PRC Overseas Investment and Listing Regulations.

(32)       The Company has taken all reasonable steps to comply with, and to ensure compliance by all of the Company’s shareholders who are PRC residents with any applicable rules and regulations of the PRC State Administration of Foreign Exchange (the “SAFE Rules and Regulations”), including without limitation, taking reasonable steps to require each of its shareholders and option holders that is, or is directly or indirectly owned or controlled by, a PRC resident to complete any registration and other procedures required under applicable SAFE Rules and Regulations.

(33)       Except as disclosed in the Registration Statement, the General Disclosure Package, the Preliminary Prospectus and the Prospectus, each of the Company and the Subsidiaries has all material consents, approvals, authorizations, orders, registrations, qualifications, licenses, filings and permits of, with and from all judicial, regulatory and other legal or governmental agencies and bodies and all third parties, foreign and domestic (collectively, the “Consents”), to own, lease and operate its properties and conduct its business as it is now being conducted and as disclosed in the Registration Statement, the General Disclosure Package, the Preliminary Prospectus and the Prospectus, and each such Consent is valid and in full force and effect.  Neither the Company nor any Subsidiary has received notice of any investigation or proceedings which results in or, if decided adversely to the Company or any Subsidiary, could reasonably be expected to result in, the revocation of, or imposition of a materially burdensome restriction on, any Consent.  No Consent contains a materially burdensome restriction not adequately disclosed in the Registration Statement, the General Disclosure Package, the Preliminary Prospectus and the Prospectus.

(34)       Each of the Company and the Subsidiaries is in compliance with all applicable laws, rules, regulations, ordinances, directives, judgments, decrees and orders, foreign and domestic relating to transactions with Affiliates (as such term is defined in Rule 144 under the Securities Act, “Affiliates”).  Neither the Company, nor any of its Affiliates has received any notice or other information from any regulatory or other legal or governmental agency which could reasonably be expected to result in any default or potential decertification by the Company, or any of its Affiliates.

(35)       Neither the Company nor any Subsidiary is required to obtain any consent, waiver, authorization or order of, give any notice to, or make any filing or registration with, any judicial, regulatory or other legal or governmental agency or body or any third party, foreign or domestic or other Person in connection with the execution, delivery and performance by the Company of any of the Transaction Documents, including the issuance, sale and delivery of the Shares to be issued, sold and delivered hereunder, except the registration under the Securities Act of the Shares and the approval for listing of the Company’s ordinary shares on the NASDAQ Global Market or such other exchange or quotation systems as the Company’s securities are listed or quoted on, each of which has become effective, and such Consents as may be required under state securities or blue sky laws or the by-laws and rules of the NASDAQ Global Market or such other exchange or quotation systems as the Company’s securities are listed or quoted on, where the ordinary shares has been approved for listing, and the Financial Industry Regulatory Authority, Inc. (“FINRA”) in connection with the purchase and distribution of the Securities by the Underwriters, each of which has been obtained and is in full force and effect.

(36)       Except as disclosed in the Registration Statement, the General Disclosure Package, the Preliminary Prospectus and the Prospectus, there is no judicial, regulatory, arbitral or other legal or governmental action, suit, inquiry, notice of violation, proceeding or investigation or other litigation or arbitration, domestic or foreign, pending or, to the knowledge of the Company, threatened or contemplated, to which the Company or any Subsidiary is a party or of which any property, operations or assets of the Company or any Subsidiary is the subject which, individually or in the aggregate, if determined adversely to the Company or any Subsidiary, would reasonably be expected to have a Material Adverse Effect (collectively, an “Action”).  To the Company’s knowledge, the defense of all such proceedings, litigation and arbitration against or involving the Company or any Subsidiary would not reasonably be expected to have a Material Adverse Effect. Neither the Company nor any Subsidiary, nor any director or officer thereof, is or has been the subject of any Action involving a claim of violation of or liability under federal or state securities laws or a claim of breach of fiduciary duty.  There has not been and is not pending or contemplated, any investigation by the Commission involving the Company, its Subsidiaries or any current or former director or officer of the Company and its Subsidiaries.

(37)       The documents, exhibits or other materials incorporated or deemed to be incorporated by reference in the Preliminary Prospectus or the Prospectus, at the time they were or hereafter are filed with the Commission, complied and will comply in all material respects with the requirements of the Securities Act, the Exchange Act and the Rules and Regulations, and, when read together with the other information in the Preliminary Prospectus or the Prospectus, do not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.  There are no contracts or other documents (including, without limitation, any voting agreement), which are required to be described in the Registration Statement, the General Disclosure Package, the Preliminary Prospectus and the Prospectus or filed as exhibits to the Registration Statement by the Securities Act, the Exchange Act or the Rules and Regulations and which have not been so described, filed or incorporated by reference.

(38)      UHY Vocation HK CPA Limited (“UHY”), whose reports relating to the Company are included in the Registration Statement, is an independent registered public accounting firm as required by the Securities Act, the Exchange Act, the Rules and Regulations and the Public Company Accounting Oversight Board (United States) (the “PCAOB”).  UHY is duly registered and in good standing with the PCAOB.  UHY has not, during the periods covered by the financial statements included in the Registration Statement, the General Disclosure Package, the Preliminary Prospectus and the Prospectus, provided to the Company any “non-audit services”, or has not been engaged by the Company to perform any “prohibited activities” as such terms are used in Section 10A(g) of the Exchange Act.  The Company has had no material disagreements with UHY for the period from its initial engagement by the Company through the Closing Date and Over-allotment Closing Date that were not satisfied in a manner mutually satisfactory to both the Company and UHY. And to the Company’s knowledge, such accountants are not in violation of the auditor independence requirements of the Sarbanes-Oxley Act of 2002 (“Sarb-Ox”).

(39)       The financial statements, including the notes thereto, and the supporting schedules included in the Registration Statement, the General Disclosure Package, the Preliminary Prospectus and the Prospectus comply in all material respects with the requirements of the Securities Act, the Exchange Act and present fairly the financial position as of the dates indicated and the cash flows and results of operations for the periods specified of the Company and its consolidated Subsidiaries.  Except as otherwise stated in the Registration Statement, the General Disclosure Package, the Preliminary Prospectus and the Prospectus, said financial statements have been prepared in conformity with U.S. GAAP applied on a consistent basis throughout the periods involved, except in the case of unaudited financials which are subject to normal year end adjustments and do not contain certain footnotes.  The supporting schedules included in the Registration Statement, the General Disclosure Package, the Preliminary Prospectus and the Prospectus present fairly the information required to be stated therein.  No other financial statements or supporting schedules are required to be included or incorporated by reference in the Registration Statement, the General Disclosure Package, the Preliminary Prospectus or the Prospectus.  The other financial and statistical information included in the Registration Statement, the General Disclosure Package, the Preliminary Prospectus and the Prospectus present fairly the information included therein and have been prepared on a basis consistent with that of the financial statements that are included in the Registration Statement, the General Disclosure Package, the Preliminary Prospectus and the Prospectus and the books and records of the respective entities presented therein.

(40)      There are no pro forma or as adjusted financial statements which are required to be included in the Registration Statement, the General Disclosure Package, the Preliminary Prospectus and the Prospectus in accordance with Regulation S-X which have not been included as so required.  The pro forma and pro forma as adjusted financial information included in the Registration Statement, the General Disclosure Package, the Preliminary Prospectus and the Prospectus has been properly compiled and prepared in accordance with the applicable requirements of the Securities Act and the Rules and Regulations and include all adjustments necessary to present fairly in accordance with U.S. GAAP the pro forma and as adjusted financial position of the respective entity or entities presented therein at the respective dates indicated and their cash flows and the results of operations for the respective periods specified.  The assumptions used in preparing the pro forma and pro forma as adjusted financial information included in the Registration Statement, the General Disclosure Package, the Preliminary Prospectus and the Prospectus provide a reasonable basis for presenting the significant effects directly attributable to the transactions or events described therein.  The related pro forma and pro forma as adjusted adjustments give appropriate effect to those assumptions; and the pro forma and pro forma as adjusted financial information reflect the proper application of those adjustments to the corresponding historical financial statement amounts.

(41)       The statistical, industry-related and market-related data included in the Registration Statement, the General Disclosure Package, the Preliminary Prospectus and the Prospectus are based on or derived from sources which the Company reasonably and in good faith believes are reliable and accurate, and such data agree with the sources from which they are derived.

(42)       Except as disclosed in the Registration Statement, the General Disclosure Package, the Preliminary Prospectus and the Prospectus, the Company and the Subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurances that (A) transactions are executed in accordance with management’s general or specific authorization; (B) transactions are recorded as necessary to permit preparation of financial statements in conformity with U.S. GAAP and to maintain accountability for assets; (C) access to assets is permitted only in accordance with management’s general or specific authorization; and (D) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences. The Company maintains disclosure controls and procedures (as such term is defined in Rule 13a-15 under the Exchange Act) that are effective in ensuring that information required to be disclosed by the Company in the reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported, within the time periods specified in the rules and forms of the Commission, including, without limitation, controls and procedures designed to ensure that information required to be disclosed by the Company in the reports that it files or submits under the Exchange Act is accumulated and communicated to the Company’s management, including its principal executive officer or officers and its principal financial officer or officers, as appropriate, to allow timely decisions regarding required disclosure. Except as described in the Registration Statement, the General Disclosure Package, the Preliminary Prospectus or in the Prospectus, since the date of the Company’s formation, there has been no change in the Company’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting.

(43)       Except as disclosed in the Registration Statement, the General Disclosure Package, the Preliminary Prospectus and the Prospectus, the Company’s Board of Directors has validly appointed an audit committee, compensation committee, and nominating committee whose composition satisfies the requirements of the rules and regulations of the NASDAQ Stock Market and the Board of Directors and/or each of the audit committee, compensation committee, and nominating committee has adopted a charter that satisfies the requirements of the rules and regulations of the NASDAQ Stock Market.  The audit committee has reviewed the adequacy of its charter within the past twelve months.  Except as disclosed in the Registration Statement, the General Disclosure Package, the Preliminary Prospectus and the Prospectus, the Board of Directors nor the audit committee has been informed, nor is any director of the Company aware, of: (i) any significant deficiencies and material weaknesses in the design or operation of internal control over financial reporting which are reasonably likely to adversely affect the Company’s ability to record, process, summarize and report financial information; or (ii) any fraud, whether or not material, that involves management or other employees who have a significant role in the Company’s internal control over financial reporting.

(44)       As of the Effective Date: (i) all members of the Company’s Board of Directors who are required to be “independent” (as that term is defined under applicable laws, rules and regulations), including, without limitation, all members of the audit committee of the Company’s Board of Directors, meet the qualifications of independence as set forth under applicable laws, rules and regulations and (ii) the audit committee of the Company’s Board of Directors has at least one member who is an “audit committee financial expert” (as that term is defined under applicable laws, rules and regulations).

(45)       Neither the Company nor any of its Affiliates has taken, directly or indirectly, any action which constitutes or is designed to cause or result in, or which could reasonably be expected to constitute, cause or result in, the stabilization or manipulation of the price of any security to facilitate the sale or resale of the Securities.

Neither the Company nor any of its Affiliates has, prior to the date hereof, made any offer or sale of any securities which are required to be “integrated” pursuant to the Securities Act or the Rules and Regulations with the offer and sale of the Securities pursuant to the Registration Statement.  Except as disclosed in the Registration Statement, the General Disclosure Package, the Preliminary Prospectus or the Prospectus, neither Company nor any of its Affiliates has sold or issued any Relevant Security since the date of the Company’s formation.

(46)  All information contained in the questionnaires completed by each of the Company’s and any Subsidiary’s officers and directors immediately prior to the Offering and provided to the Representative as well as the biographies of such individuals in the Registration Statement is true and correct in all material respects and the Company has not become aware of any information which would cause the information disclosed in the questionnaires completed by the directors and officers to become inaccurate and incorrect.

(47)  No director or officer of the Company or any Subsidiary is subject to any non-competition agreement or non-solicitation agreement with any employer or prior employer which could materially affect his ability to be and act in his respective capacity of the Company or any Subsidiary.

(48)  The conditions for use of Form F-1 to register the Offering under the Securities Act, as set forth in the General Instructions to such Form, have been satisfied.

(49)  The Company is not and, at all times up to and including consummation of the transactions contemplated by this Agreement, and after giving effect to application of the net proceeds of the Offering, will not be, subject to registration as an “investment company” under the Investment Company Act of 1940, as amended, and is not and will not be an entity “controlled” by an “investment company” within the meaning of such act.

(50)  No relationship, direct or indirect, exists between or among any of the Company or any Affiliate of the Company, on the one hand, and any director, officer, shareholder, customer or supplier of the Company or any Affiliate of the Company, on the other hand, which is required by the Securities Act, the Exchange Act or the Rules and Regulations to be described in the Registration Statement or the Prospectus which is not so described as required.  There are no outstanding loans, advances (except normal advances for business expenses in the ordinary course of business) or guarantees of indebtedness by the Company to or for the benefit of any of the officers or directors of the Company or any of their respective family members, except as described in the Registration Statement, the General Disclosure Package and the Prospectus.  The Company has not, in violation of the Sarb-Ox directly or indirectly, including through a Subsidiary (other than as permitted under the Sarb-Ox for depositary institutions), extending or maintaining credit, arranged for the extension of credit, or renewing an extension of credit, in the form of a personal loan to or for any director or executive officer of the Company or any Subsidiary.

(51)  Except as disclosed in the Registration Statement, the General Disclosure Package and the Prospectus, there are no contracts, agreements or understandings between the Company and any Person that would give rise to a valid claim against the Company or any Underwriter for a brokerage commission, finder’s fee or other like payment in connection with the transactions contemplated by this Agreement or, to the Company’s knowledge, any arrangements, agreements, understandings, payments or issuance with respect to the Company or any of its officers, directors, shareholders, partners, employees, Subsidiaries or Affiliates that may affect the Underwriters’ compensation as determined by FINRA.

(52)  The Company and each Subsidiary owns or leases all such properties as are necessary to the conduct of its business as presently operated and as proposed to be operated as described in the Registration Statement and the Prospectus.  Except as disclosed in the Registration Statement and the Prospectus, which describes the rights by which the Company and the Subsidiaries have rights to the real property under PRC law, the Company and the Subsidiaries have good and marketable title in fee simple to all real property and good and marketable title to all personal property owned by them, in each case free and clear of all Liens except such as are described in the Registration Statement, the General Disclosure Package, the Preliminary Prospectus and the Prospectus or such as do not (individually or in the aggregate) materially affect the business or prospects of the Company or any of the Subsidiaries.  Any real property and buildings held under lease or sublease by the Company and the Subsidiaries are held by them under valid, subsisting and enforceable leases with such exceptions as are not material to, and do not interfere with, the use made and proposed to be made of such property and buildings by the Company and the Subsidiaries.  Neither the Company nor any Subsidiary has received any notice of any claim adverse to its ownership of any real or personal property or of any claim against the continued possession of any real property, whether owned or held under lease or sublease by the Company or any Subsidiary.

(53)  Except as disclosed in the Registration Statement, the General Disclosure Package, the Preliminary Prospectus and the Prospectus, the Company and each Subsidiary: (i) owns or possesses adequate right to use all Intellectual Property necessary for the conduct of their respective businesses as being conducted and as described in the Registration Statement, the General Disclosure and Prospectus; and (ii) have no knowledge that the conduct of their respective businesses do or will conflict with, and they have not received any notice of any claim of conflict with, any such right of others.  “Intellectual Property” means the Company’s or a Subsidiary’s patents, patent applications, trademarks, service marks, trade names, trademark registrations, service mark registrations, copyrights, licenses and similar rights. To the Company’s knowledge, all material technical information developed by and belonging to the Company or any Subsidiary which has not been patented (including, without limitation, the trade secrets referred to in the Prospectus) has been kept confidential so as, among other things, all such information may be deemed proprietary to the Company.

(54)  Except as set forth in the Registration Statement, the General Disclosure Package, the Preliminary Prospectus, and the Prospectus: (A) there is no pending or, to the Company’s knowledge, threatened action, suit, proceeding, or claim by others challenging the Company’s or any Subsidiary’s rights in or to any Intellectual Property rights, and the Company is unaware of any facts which would form a reasonable basis for any such claim; (B) there is no pending or, to the Company’s knowledge, threatened action, suit, proceeding, or claim by others that the Company or any Subsidiary infringes, misappropriates, or otherwise violates any Intellectual Property rights of others, and the Company is unaware of any facts which would form a reasonable basis for any such claim; (C) there is no pending or, to the Company’s knowledge, threatened action, suit, proceeding, or claim by others challenging the validity or scope of any such Intellectual Property rights owned by the Company and any Subsidiary and the Company is unaware of any facts which would form a reasonable basis for any such claim; (D) the operation of Company or any Subsidiary’s business as now conducted and in connection with the development and commercialization of the patents described in the Registration Statement, the General Disclosure Package and the Prospectus, as being under development by the Company or any Subsidiary (either independently or in collaboration with third parties), does not infringe any claim of any patent or published patent application; (E) there is no prior art of which the Company is aware that may render any patent owned or licensed by the Company or any Subsidiary invalid or any patent application owned or licensed by the Company or any Subsidiary unpatentable which has not been disclosed to the applicable government patent office; and (F) the patents, trademarks, and copyrights granted, issued or licensed to the Company and any Subsidiary have been duly maintained and are in full force and in effect, and none of such patents, trademarks and copyrights have been adjudged invalid or unenforceable in whole or in part.  Neither the Company nor any Subsidiary is a party to or bound by any options, licenses or agreements with respect to the Intellectual Property rights of any other person or entity that are required to be set forth in the Registration Statement, the General Disclosure Package and the Prospectus and are not described therein in all material respects.

(55)  (ii)  The Company and its Subsidiaries have duly and properly filed or caused to be filed with the State Intellectual Property Office of the PRC (the “SIPO”) and applicable foreign and international patent authorities all patent applications owned by the Company and its Subsidiaries (the “Company Patent Applications”).  NeitherThe Company and its Subsidiaries have complied in all material repsects with the SIPO’s duty of candor and disclosure for the Company Patent Applications and has made no material misrepresentation in the Company Patent Applications. The Company Patent Applications disclose patentable subject matters, and neither the Company nor its Subsidiaries have been notified of any inventorship challenges nor has any interference been declared or provoked nor is any material fact known by the Company that would preclude the issuance of patents with respect to the Company Patent Applications or would render such patents invalid or unenforceable, in each case to the extent that such event is reasonably likely, individually or in the aggregate, to have a Material Adverse Effect.  No third party possesses rights to the Company’s or a Subsidiary’s Intellectual Property rights that, if exercised, could enable such party to develop products competitive to those that the Company or any Subsidiary intends to develop as described in the Preliminary Prospectus and the Prospectus.

(56)  Except as disclosed in the Registration Statement, the General Disclosure Package, the Preliminary Prospectus, and the Prospectus, the Company and the Subsidiaries have at all times operated their respective businesses in material compliance with all Environmental Laws, and no material expenditures are or will be required in order to comply therewith.  Neither the Company nor any Subsidiary has received any notice or communication that relates to or alleges any actual or potential violation or failure to comply with any Environmental Laws that will result in a Material Adverse Effect.  As used herein, the term “Environmental Laws” means all applicable laws and regulations, including any licensing, permits or reporting requirements, and any action by a federal state or local PRC government entity or any applicable foreign and international patent authorities, pertaining to the protection of the environment, protection of public health, protection of worker health and safety, or the handling of hazardous materials.

(57)  Each of the Company and the Subsidiaries has accurately prepared and timely filed all federal, state, foreign and other tax returns that are required to be filed by it and has paid or made provision for the payment of all taxes, assessments, governmental or other similar charges, including without limitation, all sales and use taxes and all taxes which the Company or any Subsidiary is obligated to withhold from amounts owing to employees, creditors and third parties, with respect to the periods covered by such tax returns (whether or not such amounts are shown as due on any tax return).  No deficiency assessment with respect to a proposed adjustment of the Company’s or any Subsidiary’s federal, state, local or foreign taxes is presently in effect or is pending or, to the Company’s knowledge, threatened.  The accruals and reserves on the books and records of the Company and the Subsidiaries in respect of tax liabilities for any taxable period not finally determined are adequate to meet any assessments and related liabilities for any such period and, since the date of the Company’s most recent audited financial statements, the Company and the Subsidiaries have not incurred any liability for taxes other than in the ordinary course of its business.  There is no tax lien, whether imposed by any federal, state, foreign or other taxing authority, outstanding against the assets, properties or business of the Company or any Subsidiary.

(58)  The Company has no employees in the U.S. and is not subject to Retirement Income Security Act of 1974 (“ERISA”).

(59)  The application of the net proceeds from this Offering, as described in the Prospectus, will not contravene any provision of any current and applicable laws or the current constituent documents of the Company or any Subsidiary or contravene the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement, note, lease or other agreement or instrument currently binding upon the Company or any Subsidiary or any governmental authorization applicable to any of the Company or any Subsidiary.

(60)  The Company and its Subsidiaries maintain insurance of the types and in the amounts which are customary for companies engaged in similar businesses in similar industries in the People’s Republic of China.

(61)  Under the laws of their respective jurisdiction of incorporation, neither the Company nor any Subsidiary, is, nor are any of their respective properties, assets or revenues, entitled to any right of immunity on the grounds of sovereignty from any legal action, suit or proceeding, from set-off or counterclaim, from the jurisdiction of any court, from service of process, from attachment prior to or in aid of execution of judgment, or from other legal process or proceeding for the giving of any relief or for the enforcement of any judgment.

(62)  Based on the Company’s current and anticipated operations and composition of its earnings and assets, including the current and expected valuation of its assets, the Company does not expect to be a Passive Foreign Investment Company (“PFIC”) within the meaning of Section 1297 of the United States Internal Revenue Code of 1986, as amended, for the year ending December 31, 2010 and does not expect to become a PFIC in the future.

(63)  Other than as set forth in the Registration Statement, the General Disclosure Package and the Prospectus, no stamp or other issuance or transfer taxes or duties and no capital gains, income, withholding or other taxes are payable by or on behalf of the Underwriters to the government of the Cayman Islands or the PRC, or any political subdivision or taxing.

(64)  Neither the Company nor any Subsidiary is a party to or bound by any collective bargaining agreements or other agreements with labor organizations.

(65)  Except as disclosed in the Registration Statement, the General Disclosure Package, the Preliminary Prospectus and the Prospectus, the Company has no material obligation to provide health, retirement, death or disability benefits to any of the present or past employees of the Company or any Subsidiaries, or to any other person.
(66)  As set forth in the Registration Statement, the General Disclosure Package, the Preliminary Prospectus or the Prospectus, neither the Company nor any Subsidiary is a party to or subject to any employment contract or arrangement providing for annual future compensation, or the opportunity to earn annual future compensation (whether through fixed salary, bonus, commission, options or otherwise) of more than $120,000 to any officer, or director.

(67)  The execution of this Agreement, the Representative’s Warrants,  or consummation of the Offering does not constitute a triggering event under any Employee Plan or any other employment contract, whether or not legally enforceable, which (either alone or upon the occurrence of any additional or subsequent event) will or may result in any payment (of severance pay or otherwise), acceleration, increase in vesting, or increase in benefits to any current or former participant, employee or director of the Company or any Subsidiary other than an event that is not material to the financial condition or business of the Company or any Subsidiary, either individually or taken as a whole.

(68)  Each of the Company and the Subsidiaries, are in compliance with the requirements of the insurance laws and regulations of their respective states of incorporation or organization and the insurance laws and regulations of other jurisdictions including, but not limited to, the PRC, which are applicable to the Company or such Subsidiaries, and each have filed all notices, reports, documents or other information required to be filed thereunder, except where the failure to comply with such requirement could not reasonably be expected to have a Material Adverse Effect.

(69)  Neither the Company, any Subsidiary nor, to the Company’s knowledge, any of their respective employees or agents has at any time during the last five (5) years: (i) made any unlawful contribution to any candidate for foreign office, or failed to disclose fully any contribution in violation of law, or (ii) made any payment to any federal or state governmental officer or official or other Person charged with similar public or quasi-public duties, other than payments that are not prohibited by the laws of the United States of any jurisdiction or its foreign equivalents including, but not limited to, the PRC, thereof.

(70)  The Company has not offered, or caused the Underwriters to offer, the ordinary shares to any Person or entity with the intention of unlawfully influencing: (i) a customer or supplier of the Company or any Subsidiary to alter the customer’s or supplier’s level or type of business with the Company or any Subsidiary or (ii) a journalist or publication to write or publish favorable information about the Company, any Subsidiary or its products or services.

(71)  Except as set forth in the Registration Statement and the Prospectus, there are no outstanding loans or indebtedness of the Company and the Subsidiaries.

(72)  Except as disclosed in the Registration Statement, the General Disclosure Package, the Preliminary Prospectus and the Prospectus, no material indebtedness (actual or contingent) and no Material Contract or arrangement is outstanding between the Company or any of its Subsidiaries and any director or executive officer of the Company or any of its Subsidiaries or any person connected with such director or executive officer (including his/her spouse, infant children or any company or enterprise in which he/she holds a controlling interest); there are no material relationships or transactions between the Company or any of its Subsidiaries on the one hand and their respective affiliates, officers, directors or shareholders on the other hand, which are not disclosed in the Registration Statement, the General Disclosure Package and the Prospectus.

(73)  Neither the Company nor, to the knowledge of the Company, any director, officer, agent, employee or Affiliate is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”); and neither the Company nor its Subsidiaries will directly or indirectly use the proceeds of the Offering, or lend, contribute or otherwise make available such proceeds to any joint venture partner or other person or entity, for the purpose of financing  the  activities of any person currently subject to any U.S. sanctions administered by OFAC.

(74)  Representations and Warranties Relating to the PRC Subsidiaries.

(i)	The constitutional documents of the PRC Subsidiaries are valid and have been duly approved in accordance with the laws of the PRC.

(ii)
All material consents, approvals, authorizations, permits and licenses required under PRC law for the due and proper establishment and operation of each PRC Subsidiary have been duly obtained; neither the Company nor any Subsidiary is in receipt of any letter or notice notifying it of revocation or non-renewal of any such consents, approvals, authorizations, permits and licenses; and the Company has no knowledge of any grounds on which renewals of such consents, approvals, authorizations, permits and licenses will not be granted by the relevant PRC Governmental Bodies.

(iii)
All material filings and registrations required in respect of each PRC Subsidiary and its operations including, without limitation, the registrations with the Ministry of Commerce, with the State Administration of Industry and Commerce, the State Administration for Foreign Exchange (the “SAFE”), tax bureau and customs authorities have been duly completed in accordance with the relevant PRC laws, rules, regulations and guidelines.

(iv)
All material filings and registrations required in respect of each PRC Subsidiary and its operations with the State Administration of Industry and Commerce, the State Administration for Foreign Exchange have been duly completed in accordance with the relevant PRC laws, rules, regulations and guidelines.

(v)
The registered capital stock of each PRC Subsidiary has been fully paid in accordance with relevant PRC laws and regulations and the payment schedule approved by the relevant PRC government body.  With respect to any increase of registered capital, each Subsidiary has duly filed the application documents with the competent PRC government authorities for approval. There are no outstanding or commitments made by the Company or any Subsidiary to sell any equity interest in any PRC Subsidiary to sell any equity interest in any PRC Subsidiary.

(vi)
Each of the Company and the Subsidiaries has conducted its business activities within the permitted scope of business or has otherwise operated its business in compliance with all relevant legal requirements and with all requisite licenses, permits and approvals granted under PRC law.

(vii)
With regard to employment, staff and labor matters, each of the PRC Subsidiaries has complied with all applicable PRC laws and regulations in all material respects, including without limitation, laws and regulations pertaining to welfare funds, social benefits, medical benefits, insurance, retirement benefits or pensions.

(75)  Except as described in the Registration Statement and the Prospectus, there are no claims, payments, arrangements, agreements or understandings relating to the payment of a finder’s, consulting or origination fee by the Company or any Affiliate with respect to the sale of the Shares hereunder or any other arrangements, agreements or understandings of the Company or, to the Company’s knowledge, any of its shareholders that may affect the Underwriter’s compensation, as determined by FINRA. Except as described in the Registration Statement and the Prospectus, the Company has not made any direct or indirect payments (in cash, securities or otherwise) to: (i) any person, as a finder’s fee, consulting fee or otherwise, in consideration of such person raising capital for the Company or introducing to the Company persons who raised or provided capital to the Company; (ii) any FINRA member; or (iii) any person or entity that has any direct or indirect affiliation or association with any FINRA member, within the 180 days prior to the Effective Date, other than the prior payment of $40,000 to the Underwriter as provided hereunder in connection with the Offering. None of the net proceeds of the Offering will be paid by the Company to any participating FINRA member or its affiliates, except as specifically authorized herein. No Affiliate has any direct or indirect affiliation or association with any FINRA member (as determined in accordance with the rules and regulations of FINRA); no person to whom securities of the Company have been privately issued within 180-day period prior to the initial filing date of the Registration Statement has any relationship or affiliation or association with any member of FINRA.

(76)  Any certificate signed by or on behalf of the Company and delivered to the Underwriters or to Ellenoff Grossman & Schole LLP (“Underwriters’ Counsel”) shall be deemed to be a representation and warranty by the Company to each Underwriter listed on Schedule A hereto as to the matters covered thereby.

As used in this Agreement, references to matters being “material” with respect to the Company or its Subsidiaries shall mean a material event, change, condition, status or effect related to the condition (financial or otherwise), properties, assets (including intangible assets), liabilities, business, prospects, operations or results of operations of the Company or the Subsidiaries, either individually or taken as a whole, as the context requires. As used in this Agreement, the term “knowledge of the Company” (or similar language) shall mean the knowledge of the officers and directors of the Company and the Subsidiaries who are named in the Prospectus, with the assumption that such officers and directors shall have made reasonable and diligent inquiry of the matters presented (with reference to what is customary and prudent for the applicable individuals in connection with the discharge by the applicable individuals of their duties as officers, directors or managers of the Company or the Subsidiaries).

3.         Offering.  Upon authorization of the release of the Firm Shares and the Over-allotment Shares, as applicable, by the Representative, the Underwriters propose to offer the Firm Shares and the Over-allotment Shares, as applicable, for sale to the public upon the terms and conditions set forth in the Prospectus.

4.         Covenants of the Company.  The Company acknowledges, covenants and agrees with the Underwriters that:

(1)           The Registration Statement and any amendments thereto have been declared effective, and if Rule 430A is used or the filing of the Prospectus is otherwise required under Rule 424(b), the Company will file the Prospectus (properly completed if Rule 430A has been used) pursuant to Rule 424(b) within the prescribed time period and will provide evidence satisfactory to the Representative of such timely filing.

(2)           During the period beginning on the date hereof and ending on the later of the Closing Date or such date, as in the opinion of Underwriters’ Counsel, the Prospectus is no longer required by law to be delivered (or in lieu thereof the notice referred to in Rule 173(a) under the Securities Act is no longer required to be provided), in connection with sales by an underwriter or dealer (the “Prospectus Delivery Period”), prior to amending or supplementing the Registration Statement, the General Disclosure Package or the Prospectus, the Company shall furnish to the Representative for review a copy of each such proposed amendment or supplement at least 48 hours before the Company shall file any such proposed amendment or supplement.

(3)           The Company will notify the Representative immediately (and, if requested by the Representative, will confirm such notice in writing): (i) when the Registration Statement and any amendments thereto become effective, (ii) of any request by the Commission for any amendment of or supplement to the Registration Statement, the General Disclosure Package, the Preliminary Prospectus or the Prospectus or for any additional information, (iii) of the Company’s intention to file or prepare any supplement or amendment to the Registration Statement or the Prospectus, (iv) of the mailing or the delivery to the Commission for filing of any amendment of or supplement to the Registration Statement, the General Disclosure Package, the Preliminary Prospectus or the Prospectus, including but not limited to Rule 462(b) under the Securities Act, (v) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or any post-effective amendment thereto or of any order preventing or suspending its use or the use of any Prospectus, the General Disclosure Package, the Prospectus or any Issuer Represented Free Writing Prospectus, or of any proceedings to remove, suspend or terminate from listing the ordinary shares from any securities exchange upon which it is listed for trading, or of the threatening or initiation of any proceedings for any of such purposes the initiation, or the threatening, of any proceedings therefor, it being understood that the Company shall make every effort to avoid the issuance of any such stop order, (vi) of the receipt of any comments from the Commission, and (vii) of the receipt by the Company of any notification with respect to the suspension of the qualification of the Securities for sale in any jurisdiction or the initiation or threatening of any proceeding for that purpose.  If the Commission shall propose or enter a stop order at any time, the Company will make every reasonable effort to prevent the issuance of any such stop order and, if issued, to obtain the lifting of such order as soon as possible.  Additionally, the Company agrees that it shall comply with provisions of Rules 424(b), 430A and 430B, as applicable, under the Securities Act and will use its reasonable efforts to confirm that any filings made by the Company under rule 424(b) or Rule 433 were received in a timely manner by the Commission (without reliance on Rule 424(b)(8) or Rule 164(b)). The Company will not file any amendment to the Registration Statement or any amendment of or supplement to the Preliminary Prospectus or the Prospectus (including the Prospectus required to be filed pursuant to Rule 424(b)) that differs from the Prospectus on file at the time of the effectiveness of the Registration Statement or file any document under the Exchange Act if such document would be deemed to be incorporated by reference into the Prospectus to which the Representative shall object in writing after being timely furnished in advance a copy thereof.  The Company will provide the Representative with copies of all such amendments, filings and other documents a sufficient time prior to any filing or other publication thereof to permit the Representative a reasonable opportunity to review and comment thereon.

(4)           The Company shall comply with the Securities Act, the Exchange Act and all applicable Rules and Regulations to permit completion of the distribution as contemplated in this Agreement, the Registration Statement and the Prospectus.  If, at any time when a Prospectus relating to the Securities is required to be delivered under the Securities Act, the Exchange Act and all applicable Rules and Regulations in connection with the sales of Securities, any event shall have occurred as a result of which the Prospectus as then amended or supplemented would, in the judgment of the Underwriters or the Company, include an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances existing at the time of delivery to the purchaser, not misleading, or if, to comply with the Securities Act, the Exchange Act or the Rules and Regulations, it shall be necessary at any time to amend or supplement the Prospectus or Registration Statement, or to file any document which is an exhibit to the Registration Statement or the Prospectus or in any amendment thereof or supplement thereto, the Company will notify the Representative promptly and prepare and file with the Commission, subject to Section 4(1) hereof, an appropriate amendment or supplement (in form and substance reasonably satisfactory to the Representative) which will correct such statement or omission or which will effect such compliance and will use its best efforts to have any amendment to the Registration Statement declared effective as soon as possible.

(5)           If at any time following issuance of an Issuer-Represented Free Writing Prospectus there occurred or occurs an event or development as a result of which such Issuer-Represented Free Writing Prospectus conflicted or would conflict with the information contained in the Registration Statement, the Statutory Prospectus or the Prospectus or included or would include an untrue statement of a material fact or omitted or would omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances prevailing at that subsequent time, not misleading, the Company has promptly notified or promptly will notify the Underwriter and has promptly amended or will promptly amend or supplement, at its own expense, such Issuer-Represented Free Writing Prospectus to eliminate or correct such conflict, untrue statement or omission.

(6)           The Company will promptly deliver to the Underwriters and Underwriters’ Counsel a signed copy of the Registration Statement, as initially filed and all amendments thereto, including all consents and exhibits filed therewith, and will maintain in the Company’s files manually signed copies of such documents for at least five (5) years after the date of filing thereof.  The Company will promptly deliver to each of the Underwriters such number of copies of any Preliminary Prospectus, the Prospectus, the Registration Statement, and all amendments of and supplements to such documents, if any, and all documents which are exhibits to the Registration Statement and Prospectus or any amendment thereof or supplement thereto, as the Underwriters may reasonably request.  Prior to 10:00 A.M., New York time, on the Business Day next succeeding the date of this Agreement and from time to time thereafter, the Company will furnish the Underwriters with copies of the Prospectus in New York City in such quantities as the Underwriters may reasonably request.

(7)           The Company consents to the use and delivery of the Preliminary Prospectus by the Underwriters in accordance with Rule 430 and Section 5(b) of the Securities Act.

(8)           If the Company elects to rely on Rule 462(b) under the Securities Act, the Company shall both file a Rule 462(b) Registration Statement with the Commission in compliance with Rule 462(b) and pay the applicable fees in accordance with Rule 111 of the Securities Act by the earlier of: (i) 10:00 p.m., New York City time, on the date of this Agreement, and (ii) the time that confirmations are given or sent, as specified by Rule 462(b)(2).

(9)           The Company will use its best efforts, in cooperation with the Representative, at or prior to the time of effectiveness of the Registration Statement, to qualify the Securities for offering and sale under the securities laws relating to the offering or sale of the Securities of such jurisdictions, domestic or foreign, as the Representative may designate and to maintain such qualification in effect for so long as required for the distribution thereof; except that in no event shall the Company be obligated in connection therewith to qualify as a foreign corporation or to execute a general consent to service of process under the laws of any such state where it is not presently qualified or where it would be subject to taxation as a foreign corporation

(10)         The Company will make generally available to its security holders and to the Underwriters as soon as practicable, but in any event not later than twelve (12) months after the Effective Date, an audited earnings statement of the Company and the Subsidiaries complying with Section 11(a) of the Securities Act and Rule 158 of the Rules and Regulations.

(11)         Following the Closing Date, the Company and any of the individuals listed on Schedule B hereto (the “Lock-Up Parties”) shall not sell or otherwise dispose of any securities of the Company, whether publicly or in a private placement during the period that their respective lock-up agreements are in effect, provided, however, that the holders of options to purchase ordinary shares shall be entitled to exercise their outstanding options, subject to a written agreement by the recipient of the lock-up terms contained in this section. The Company will deliver to the Representative the agreements of Lock-Up Parties to the foregoing effect prior to the Closing Date, which agreements shall be substantially in the form attached hereto as Annex I.

(12)         For a period of three (3) years from the Closing Date, the Company agrees to (i) hold all special and annual meetings of its shareholders within the United States or (ii) make attendance to such shareholder meetings permissible from within the United States telephonically or via video conference.

(13)         For a period of two (2) years from the Closing Date, the Company shall use its best efforts (which shall include, but shall not be limited to, the solicitation of proxies, if necessary) to elect a designee of Representative to the Company’s Board of Directors.

(14)         The Company will retain a nationally recognized firm of independent certified public accountants acceptable to the Representative for a period of at least three (3) years after the Closing.

(15)         If the Company fails to maintain the listing of its ordinary shares on a nationally recognized exchange, for a period of two (2) years from the Effective Date, the Company, at its expense, shall obtain and keep current a listing in the Standard & Poor’s Corporation Records Services or the Moody’s Industrial Manual; provided that Moody’s OTC Industrial Manual is not sufficient for these purposes.

(16)         During the period of three (3) years from Effective Date, the Company will furnish to the Representative copies of all reports or other communications (financial or other) furnished to security holders or from time to time published or publicly disseminated by the Company, and will deliver to the Underwriters: (i) as soon as they are available, copies of any reports, financial statements and proxy or information statements furnished to or filed with the Commission or any national securities exchange on which any class of securities of the Company is listed; and (ii) such additional information concerning the business and financial condition of the Company as the Representative may from time to time reasonably request (such financial information to be on a consolidated basis to the extent the accounts of the Company and the Subsidiaries are consolidated in reports furnished to its security holders generally or to the Commission); provided, that any such item which is available on the EDGAR system (or successor thereto) need not be furnished in physical form.

(17)         Each of the Company and its Affiliates covenant to adhere to all “quiet period” rules and regulations of the Commission prior to, during and following the filing of the Registration Statement and the consummation of the Offering. The Company will not issue press releases or engage in any other publicity, without the Representative’s prior written consent, for a period ending at 5:00 p.m. Eastern time on the first Business Day following the fortieth (40th) day following the Closing Date, other than normal and customary releases issued in the ordinary course of the Company’s business, each of which the Representative shall have the reasonable right to review in advance of publication. The Company further agrees to consult with the Representative as is customary within the securities industry prior to distribution to third parties of any financial information, news releases, and/or other publicity regarding the Company, its business, or any terms of the proposed Offering, it being agreed that the Company shall give the Representative no less than twelve (12) hours prior notice of any such distribution and a reasonable opportunity during or prior to such period to review the contents of the proposed distribution.

(18)         Prior to the consummation of the Offering, the Company will engage and continue to engage (for no less than two (2) years from the date of the Closing Date) a financial public relations firm mutually acceptable to the Company and the Representative, which firm shall be experienced in assisting issuers in public offerings of securities and in their relations with their security holders.

(19)         The Company has or will retain a transfer agent reasonably acceptable to the Representative for the Shares and shall continue to retain such transfer agent (or another transfer agent reasonably acceptable to the Representative) for a period of two (2) years following the Closing Date.

(20)         The Company will apply the net proceeds from the sale of the Securities as set forth under the caption “Use of Proceeds” in the Prospectus.  Without the written consent of the Representative, no proceeds of the Offering will be used to pay outstanding loans from officers, directors or shareholders or to pay any accrued salaries or bonuses to any employees or former employees.

(21)         The Company, during the period when the Prospectus is required to be delivered under the Securities Act or the Exchange Act, will file all documents required to be filed with the Commission pursuant to the Securities Act, the Exchange Act and the Rules and Regulations within the time periods required thereby.

(22)         The Company will use its best efforts to do and perform all things required to be done or performed under this Agreement by the Company prior to the Closing Date, and to satisfy all conditions precedent to the delivery of the Firm Shares.

(23)         The Company will not take, and will cause its Affiliates not to take, directly or indirectly, any action which constitutes or is designed to cause or result in, or which could reasonably be expected to constitute, cause or result in, the stabilization or manipulation of the price of any security to facilitate the sale or resale of the Securities.

(24)         The Company shall cause to be prepared and delivered to the Representative, at its expense, within one (1) Business Day from the effective date of this Agreement, an Electronic Prospectus to be used by the Underwriters in connection with the Offering.  As used herein, the term “Electronic Prospectus” means a form of prospectus, and any amendment or supplement thereto, that meets each of the following conditions: (i) it shall be encoded in an electronic format, satisfactory to the Representative, that may be transmitted electronically by the other Underwriters to offerees and purchasers of the Securities for at least the period during which a Prospectus relating to the Securities is required to be delivered under the Securities Act; (ii) it shall disclose the same information as the paper prospectus and prospectus filed pursuant to EDGAR, except to the extent that graphic and image material cannot be disseminated electronically, in which case such graphic and image material shall be replaced in the electronic prospectus with a fair and accurate narrative description or tabular representation of such material, as appropriate; and (iii) it shall be in or convertible into a paper format or an electronic format, satisfactory to the Representative, that will allow recipients thereof to store and have continuously ready access to the prospectus at any future time, without charge to such recipients (other than any fee charged for subscription to the Internet as a whole and for on-line time).  The Company hereby confirms that it has included or will include in the Prospectus filed pursuant to EDGAR or otherwise with the Commission and in the Registration Statement at the time it was declared effective an undertaking that, upon receipt of a request by an investor or his or her representative within the period when a prospectus relating to the Securities is required to be delivered under the Securities Act, the Company shall transmit or cause to be transmitted promptly, without charge, a paper copy of the Prospectus.

(25)         The Company represents and agrees that, unless it obtains the prior written consent of the Representative, and the Representative represents and agrees that, unless it obtains the prior written consent of the Company, it has not made and will not make any offer relating to the Shares that would constitute an “issuer free writing prospectus,” as defined in Rule 433 under the Securities Act, or that would otherwise constitute a “free writing prospectus,” as defined in Rule 405 under the Securities Act, required to be filed with the Commission provided that the prior written consent of the parties hereto shall be deemed to have been given in respect of the free writing prospectuses included in Schedule   Any such free writing prospectus consented to by the Company and the Representative is hereinafter referred to as a “Permitted Free Writing Prospectus.”  The Company represents that it has treated or agrees that it will treat each Permitted Free Writing Prospectus as an “issuer free writing prospectus,” as defined in Rule 433, and has complied and will comply with the requirements of Rule 433 applicable to any Permitted Free Writing Prospectus, including timely Commission filing where required, legending and record keeping.

(26)         The Company shall not take any action that would result in the Underwriters or the Company being required to file with the Commission pursuant to Rule 433(d) under the Securities Act a Free Writing Prospectus prepared by or on behalf of the Underwriters that the Underwriters otherwise would not have been required to file.

(27)         The Company shall have filed with the Commission all Issuer-Represented Free Writing Prospectuses or other information required to be filed by the Company under the Securities Act and the Regulations.

(28)         The Company shall maintain, for a period of no less than three (3) years from the Closing Date, a liability insurance policy affording coverage for the acts of its officers and directors.

(29)         The Company will reserve and keep available that maximum number of its authorized but unissued securities which are issuable upon exercise of the Representative’s Warrants outstanding from time to time.

(30)         The Company shall comply with any applicable rules and regulations of the State Administration of Foreign Exchange (the “SAFE Rules and Regulations”), and shall use its reasonable best efforts to cause its directors, officers, option holders and shareholders named in the Company’s share register that are, or that are directly or indirectly owned or controlled by, PRC residents or PRC citizens, to comply with the SAFE Rules and Regulations applicable to them in connection with the Company, including, without limitation, requesting each shareholder named in the Company’s share register, option holder, director and officer that is, or is directly or indirectly owned or controlled by, a PRC resident or PRC citizen to complete any registration and other procedures required under applicable SAFE Rules and Regulations.

5.         Consideration; Payment of Expenses.

(1)           In addition to selling the Shares to the Underwriters at a purchase price (net of a underwriters’ discounts of seven (7) percent) of $[●] per Firm Share and the issuance to the Representative of the Representative’s Warrants, in consideration of the services to be provided for hereunder, the Company shall pay to the Underwriters or their respective designees their pro rata portion (based on the Firm Shares purchased), at the Closing, a non-accountable expense allowance equal to one percent (1.0%) of the gross proceeds of the Offering (exclusive of proceeds from the sale of Over-allotment Shares). The Company has heretofore paid a $40,000 advance to the Representative, which shall be applied against its anticipated actual expenses to be incurred (the “Advance”).

(2)           The Company acknowledges that the Representative has paid the expenses in connection with the background checks of the Company’s officers and directors on behalf of the Company and the Company will reimburse such expenses at the Closing.

(3)           The Company shall be responsible for paying or reimbursing the legal fees for Representative’s legal counsel, which amount shall not exceed $125,000.

(4)           The Company grants the Representative the right of first refusal for a period of twelve (12) months from the Closing Date to act as co-lead manager and book runner, for any and all transactions where the Company has elected to employ a banker and any and all public and private equity offerings of the Company or any successor to or any subsidiary of the Company (excluding (i) sales to employees under any compensation or stock option plan approved by the shareholders of the Company, (ii) shares issued in payment of the consideration for an acquisition and (iii) conventional banking arrangements and commercial debt financing). The Company shall provide written notice to Representative with terms of such offering and if Representative fails to accept in writing any such proposal for such public or private sale within 20 days after receipt of a written notice from the Company containing such proposal, then Representative will have no claim or right with respect to any such sale contained in any such notice.

(5)           The Representative reserves the right to reduce any item of its compensation or adjust the terms thereof as specified herein  in the event that a determination shall be made by FINRA to the effect that the Underwriters’ aggregate compensation is in excess of FINRA Rules or that the terms thereof require adjustment.

(6)           Whether or not the transactions contemplated by this Agreement, the Registration Statement and the Prospectus are consummated or this Agreement is terminated, the Company hereby agrees to pay all costs and expenses incident to the performance of its obligations hereunder, including the following:

(i)           all expenses in connection with the preparation, printing, formatting for EDGAR and filing of the Registration Statement, any Preliminary Prospectus and the Prospectus and any and all amendments and supplements thereto and the mailing and delivering of copies thereof to the Underwriters and dealers;

(ii)          all fees and expenses in connection with the filing of Corporate Offerings Business & Regulatory Analysis (“COBRADesk”) filings with FINRA;

(iii)         all fees and expenses in connection with filing of the Registration Statement and Prospectus with the Commission;

(iv)         the fees, disbursements and expenses of the Company’s counsel and accountants in connection with the registration of the Securities under the Securities Act and the Offering;

(v)         all expenses in connection with the qualifications of the Shares for offering and sale under state or foreign securities;

(vi)        all expenses in connection with all mailing and printing of the prospectus;

(vii)       all fees and expenses in connection with listing the Shares on the NASDAQ Global Market or any other exchange or electronic quotation system on which the ordinary shares is then listed or quoted;

(viii)      all travel expenses of the Company’s officers and employees and any other expense of the Company incurred in connection with attending or hosting meetings with prospective purchasers of the Shares (“Road Show Expenses”);

(ix)         any stock transfer taxes incurred in connection with this Agreement or the Offering;

(x)          the cost of preparing stock certificates representing the Securities;

(xi)         the cost and charges of any transfer agent or registrar for the Securities;

(xii)        any cost and expenses in conducting satisfactory due diligence investigation and analysis of the Company’s officers, directors, employees, and affiliates;

(xiii)       all other costs and expenses incident to the performance of the Company obligations hereunder which are not otherwise specifically provided for in this Section 5.

(7)           In addition to the costs and expenses set forth in Section 5(4), the Company will be responsible for: (i) the cost of two (2) “tombstone” advertisements to be placed in appropriate daily or weekly periodicals of the Representative’s choice (i.e., The Wall Street Journal and The New York Times); and (ii) the cost of leather bound volumes of the Offering documents and Offering commemorative lucite (or other reasonable form) memorabilia, both to be supplied to the Representative, in such quantities as Representative may reasonably request.

(8)           It is understood, however, that except as provided in this Section 5, and Sections 6, 7 and 11(4) hereof, the Underwriters will pay all of their own costs and expenses, including the fees of their counsel.  Notwithstanding anything to the contrary in this Section 5, in the event that this Agreement is terminated pursuant to Section 5 or 11(2) hereof, or subsequent to a Material Adverse Change, the Representative shall return any portion of the Advance previously paid not offset by its accountable out-of-pocket expenses actually incurred as allowed under FINRA Rule 1550.

6.         Conditions of Underwriters’ Obligations.  The obligations of the Underwriters to purchase and pay for the Firm Shares or Over-allotment Shares, as the case may be, as provided herein shall be subject to: (i) the accuracy of the representations and warranties of the Company herein contained, as of the date hereof and as of the Closing Date; (ii) the absence from any certificates, opinions, written statements or letters furnished to the Representative or to Underwriters’ Counsel pursuant to this Section 6 of any misstatement or omission; (iii) the performance by the Company of its obligations hereunder, and (iv) each of the following additional conditions.  For purposes of this Section 6, the terms “Closing Date” and “Closing” shall refer to the Closing Date for the Firm Shares or Over-allotment Shares, as the case may be, and each of the foregoing and following conditions must be satisfied as of each Closing.

(1)           The Registration Statement shall have become effective and all necessary regulatory or listing approvals shall have been received not later than 5:30 P.M., New York time, on the date of this Agreement, or at such later time and date as shall have been consented to in writing by the Representative.  If the Company shall have elected to rely upon Rule 430A under the Securities Act, the Prospectus shall have been filed with the Commission in a timely fashion in accordance with the terms hereof and a form of the Prospectus containing information relating to the description of the Securities and the method of distribution and similar matters shall have been filed with the Commission pursuant to Rule 424(b) within the applicable time period; and, at or prior to the Closing Date or the actual time of the Closing, no stop order suspending the effectiveness of the Registration Statement or any part thereof, or any amendment thereof, nor suspending or preventing the use of the General Disclosure Package, the Preliminary Prospectus, the Prospectus or any Issuer Free Writing Prospectus shall have been issued; no proceedings for the issuance of such an order shall have been initiated or threatened; any request of the Commission for additional information (to be included in the Registration Statement, the General Disclosure Package, the Preliminary Prospectus, the Prospectus, any Issuer Free Writing Prospectus or otherwise) shall have been complied with to the Representative’s satisfaction.

(2)           The Representative shall not have reasonably determined, and advised the Company, that the Registration Statement, the General Disclosure Package or the Prospectus, or any amendment thereof or supplement thereto, or any Issuer Free Writing Prospectus, contains an untrue statement of fact which, in the Representative’s reasonable opinion, is material, or omits to state a fact which, in the Representative’s reasonable opinion, is material and is required to be stated therein or necessary to make the statements therein not misleading.
(3)           The Representative shall have received a lock-up agreement from each Lock-Up Party, duly executed by the applicable Lock-Up Party, in each case substantially in the form attached as Annex I.

(4)           The Representative shall have received the favorable written opinion of  Kramer Levin Naftalis & Frankel LLP, the U.S. legal counsel for the Company regarding certain the validity of the ordinary shares, U.S. tax matters and certain other legal matters as to the U.S. federal law and New York law in connection with this Offering, dated as of the Closing Date addressed to the Representative in the form attached hereto as Annex II.

(5)           The Representative shall have received the favorable written opinion of Allbright Law, the PRC legal counsel for the Company, dated as of the Closing Date addressed to the Representative in the form attached hereto as Annex III.

(6)           The Representative shall have received the favorable written opinion of Maples and Calder, the Cayman Islands legal counsel for the Company, dated as of the Closing Date addressed to the Representative in the form attached hereto as Annex IV.

(7)           The Representative shall have received the favorable written opinion of [              ], the Hong Kong legal counsel for the Company, dated as of the Closing Date addressed to the Representative in the form attached hereto as Annex V.

(8)           The Representative shall have received on and as of the Closing Date satisfactory evidence of the good standing of the Company and its subsidiaries in their respective jurisdictions of organization and their good standing as foreign entities in such other jurisdictions as the Representative may reasonably request, in each case in writing or any standard form of telecommunication from the appropriate governmental authorities of such jurisdictions.

(9)           All proceedings taken in connection with the sale of the Firm Shares and the Over-allotment Shares as herein contemplated shall be satisfactory in form and substance to the Representative and to Underwriters’ Counsel.

(10)         The Company shall have registered the Shares under the provisions of Section 12(b) or 12(g), as applicable, of the Exchange Act on or prior to the Effective Date.

(11)         The Company shall have retained a financial public relations firm reasonably acceptable to the Representative, which firm shall be experienced in assisting issuers in public offerings of securities and in their relations with their security holders.

(12)         The Representative shall have received a certificate of the Chief Executive Officer and Chief Financial Officer of the Company, dated as of each Closing Date to the effect that: (i) the condition set forth in subsection (a) of this Section 6 has been satisfied, (ii) as of the date hereof and as of the applicable Closing Date, the representations and warranties of the Company set forth in Sections 1 and 2 hereof are accurate, (iii) as of the applicable Closing Date, all agreements, conditions and obligations of the Company to be performed or complied with hereunder on or prior thereto have been duly performed or complied with, (iv) the Company and the Subsidiaries have not sustained any material loss or interference with their respective businesses, whether or not covered by insurance, or from any labor dispute or any legal or governmental proceeding, (v) no stop order suspending the effectiveness of the Registration Statement or any post-effective amendment thereof has been issued and no proceedings therefor have been initiated or threatened by the Commission, (vi) there are no pro forma or as adjusted financial statements that are required to be included or incorporated by reference in the Registration Statement and the Prospectus pursuant to the Rules and Regulations which are not so included or incorporated by reference, and (vii) subsequent to the respective dates as of which information is given in the Registration Statement and the Prospectus there has not been any Material Adverse Change or any development involving a prospective Material Adverse Change, whether or not arising from transactions in the ordinary course of business.

(13)         On the date of this Agreement and on the Closing Date, the Representative shall have received a “cold comfort” letter from UHY as of the date of the date of delivery and addressed to the Underwriters and in form and substance satisfactory to the Representative and Underwriters’ Counsel, confirming that they are independent certified public accountants with respect to the Company and its Subsidiaries within the meaning of the Securities Act and the Rules and Regulations and the PCAOB, and stating, as of the date of delivery (or, with respect to matters involving changes or developments since the respective dates as of which specified financial information is given in the Prospectus, as of a date not more than five (5) days prior to the date of such letter), the conclusions and findings of such firm with respect to the financial information and other matters relating to the Registration Statement covered by such letter.

(14)     Subsequent to the execution and delivery of this Agreement or, if earlier, the dates as of which information is given in the Registration Statement (exclusive of any amendment thereof) and the Prospectus (exclusive of any supplement thereto), there shall not have been any change in the capital stock or long-term debt of the Company or any Subsidiary or any change or development involving a change, whether or not arising from transactions in the ordinary course of business, in the business, condition (financial or otherwise), results of operations, shareholders’ equity, properties or prospects of the Company and the Subsidiaries, taken as a whole, including but not limited to the occurrence of any fire, flood, storm, explosion, accident, act of war or terrorism or other calamity, the effect of which, in any such case described above, is, in the sole judgment of the Representative, so material and adverse as to make it impracticable or inadvisable to proceed with the Offering on the terms and in the manner contemplated in the Prospectus (exclusive of any supplement).

(15)     The Representative shall have received a duly executed management confirmation letter from the Company’s directors and officers relating to certain information appearing in the Registration Statement, which letter shall be in the form previously delivered to the Representative in connection with the filing of the Preliminary Prospectus.

(16)     The ordinary shares shall have been approved for quotation on the NASDAQ Global Market.

(17)     FINRA shall have confirmed that it has not raised any objection with respect to the fairness and reasonableness of the underwriting terms and arrangements.

(18)     No action shall have been taken and no statute, rule, regulation or order shall have been enacted, adopted or issued by any federal, state or foreign governmental or regulatory authority that would, as of the Closing Date, prevent the issuance or sale of the Securities; and no injunction or order of any federal, state or foreign court shall have been issued that would, as of the Closing Date, prevent the issuance or sale of the Securities.

(19)     The Company shall have furnished the Underwriters and Underwriters’ Counsel with such other certificates, opinions or other documents as they may have reasonably requested.

If any of the conditions specified in this Section 6 shall not have been fulfilled when and as required by this Agreement, or if any of the certificates, opinions, written statements or letters furnished to the Representative or to Underwriters’ Counsel pursuant to this Section 6 shall not be reasonably satisfactory in form and substance to the Representative and to Underwriters’ Counsel, all obligations of the Underwriters hereunder may be cancelled by the Representative at, or at any time prior to, the consummation of the Closing.  Notice of such cancellation shall be given to the Company in writing, or by telephone.  Any such telephone notice shall be confirmed promptly thereafter in writing.

7.           Indemnification.

(1) The Company agrees to indemnify and hold harmless the Underwriters and each Person, if any, who controls each Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, against any and all losses, liabilities, claims, damages and expenses whatsoever as incurred (including but not limited to attorneys’ fees and any and all expenses whatsoever incurred in investigating, preparing or defending against any litigation, commenced or threatened, or any claim whatsoever, and any and all amounts paid in settlement of any claim or litigation), joint or several, to which they or any of them may become subject under the Securities Act, the Exchange Act or otherwise, insofar as such losses, liabilities, claims, damages or expenses (or actions in respect thereof) arise out of or are based upon (i) an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, including the information deemed to be a part of the Registration Statement at the time of effectiveness and at any subsequent time pursuant to Rules 430A and 430B of the Rules and Regulations, the General Disclosure Package, the Preliminary Prospectus, the Prospectus, or any amendment or supplement thereto or any Issuer Free Writing Prospectus or in any materials or information provided to investors by, or with the approval of, the Company in connection with the marketing of the offering of the ordinary shares Offering (“Marketing Materials”), including any road show or investor presentations made to investors by the Company (whether in person or electronically) or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse such indemnified party for any legal or other expenses reasonably incurred by it in connection with investigating or defending against such loss, liability, claim, damage, liability or action; or (ii) in whole or in part upon any inaccuracy in the representations and warranties of the Company contained herein; or (iii) in whole or in part upon any failure of the Company to perform its obligations hereunder or under law; provided, however, that the Company shall not be liable in any such case to the extent that any such loss, claim, damage, liability or action arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with the Underwriters’ Information. This indemnity agreement will be in addition to any liability, which the Company may otherwise have, including but not limited to other liability under this Agreement.

(2) Each Underwriter, severally and not jointly, shall indemnify and hold harmless the Company, each of the directors of the Company, each of the officers of the Company who shall have signed the Registration Statement, and each other Person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, against any losses, liabilities, claims, damages and expenses whatsoever as incurred (including but not limited to attorneys’ fees and any and all expenses whatsoever incurred in investigating, preparing or defending against any litigation, commenced or threatened, or any claim whatsoever, and any and all amounts paid in settlement of any claim or litigation), joint or several, to which they or any of them may become subject under the Securities Act, the Exchange Act or otherwise, insofar as such losses, liabilities, claims, damages or expenses (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, as originally filed or any amendment thereof, or any related Preliminary Prospectus or the Prospectus, or in any amendment thereof or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that any such loss, liability, claim, damage or expense arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with the Underwriters’ Information.  The parties agree that such information provided by or on behalf of any Underwriter through the Representative consists solely of the material referred to in the last sentence of Section 2.1(3) hereof.

(3) Promptly after receipt by an indemnified party under subsection (1) or (2) above of notice of any claims or the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under such subsection, notify each party against whom indemnification is to be sought in writing of the claim or the commencement thereof (but the failure so to notify an indemnifying party shall not relieve the indemnifying party from any liability which it may have under this Section 7 to the extent that it is not materially prejudiced as a result thereof and in any event shall not relieve it from any liability that such indemnifying party may have otherwise than on account of the indemnity agreement hereunder).  In case any such claim or action is brought against any indemnified party, and it notifies an indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate, at its own expense in the defense of such action, and to the extent it may elect by written notice delivered to the indemnified party promptly after receiving the aforesaid notice from such indemnified party, to assume the defense thereof with counsel satisfactory to such indemnified party; provided however, that counsel to the indemnifying party shall not (except with the written consent of the indemnified party) also be counsel to the indemnified party.  Notwithstanding the foregoing, the indemnified party or parties shall have the right to employ its or their own counsel in any such case, but the fees and expenses of such counsel shall be at the expense of such indemnified party or parties unless (i) the employment of such counsel shall have been authorized in writing by one of the indemnifying parties in connection with the defense of such action, (ii) the indemnifying parties shall not have employed counsel to have charge of the defense of such action within a reasonable time after notice of commencement of the action, (iii) the indemnifying party does not diligently defend the action after assumption of the defense, or (iv) such indemnified party or parties shall have reasonably concluded that there may be defenses available to it or them which are different from or additional to those available to one or all of the indemnifying parties (in which case the indemnifying parties shall not have the right to direct the defense of such action on behalf of the indemnified party or parties), in any of which events such fees and expenses shall be borne by the indemnifying parties.  No indemnifying party shall, without the prior written consent of the indemnified parties, effect any settlement or compromise of, or consent to the entry of judgment with respect to, any pending or threatened claim, investigation, action or proceeding in respect of which indemnity or contribution may be or could have been sought by an indemnified party under this Section 7 or Section 8 hereof (whether or not the indemnified party is an actual or potential party thereto), unless (x) such settlement, compromise or judgment (i) includes an unconditional release of the indemnified party from all liability arising out of such claim, investigation, action or proceeding and (ii) does not include a statement as to or an admission of fault, culpability or any failure to act, by or on behalf of the indemnified party, and (y) the indemnifying party confirms in writing its indemnification obligations hereunder with respect to such settlement, compromise or judgment.

8.           Contribution.  In order to provide for contribution in circumstances in which the indemnification provided for in Section 8 hereof is for any reason held to be unavailable from any indemnifying party or is insufficient to hold harmless a party indemnified thereunder, the Company and the Underwriters shall contribute to the aggregate losses, claims, damages, liabilities and expenses of the nature contemplated by such indemnification provision (including any investigation, legal and other expenses incurred in connection with, and any amount paid in settlement of, any action, suit or proceeding or any claims asserted, but after deducting in the case of losses, claims, damages, liabilities and expenses suffered by the Company, any contribution received by the Company from Persons, other than the Underwriters, who may also be liable for contribution, including Persons who control the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, officers of the Company who signed the Registration Statement and directors of the Company) as incurred to which the Company and one or more of the Underwriters may be subject, in such proportions as is appropriate to reflect the relative benefits received by the Company and the Underwriters from the Offering or, if such allocation is not permitted by applicable law, in such proportions as are appropriate to reflect not only the relative benefits referred to above but also the relative fault of the Company and the Underwriters in connection with the statements or omissions which resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations.  The relative benefits received by the Company and the Underwriters shall be deemed to be in the same proportion as (x) the total proceeds from the Offering (net of underwriting discounts and commissions but before deducting expenses) received by the Company bears to (y) the underwriting discount or commissions received by the Underwriters, in each case as set forth in the table on the cover page of the Prospectus.  The relative fault of each of the Company and of the Underwriters shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or the Underwriters and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.  The Company and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 8 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section 8.  The aggregate amount of losses, liabilities, claims, damages and expenses incurred by an indemnified party and referred to above in this Section 8 shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in investigating, preparing or defending against any litigation, or any investigation or proceeding by any judicial, regulatory or other legal or governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue or alleged untrue statement or omission or alleged omission.  Notwithstanding the provisions of this Section 8: (i) no Underwriter shall be required to contribute any amount in excess of the amount of the Underwriter’s discounts and commissions and (ii) no Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.  For purposes of this Section 8, each Person, if any, who controls an Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act shall have the same rights to contribution as such Underwriter, and each Person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, each officer of the Company who shall have signed the Registration Statement and each director of the Company shall have the same rights to contribution as the Company, subject in each case to clauses (i) and (ii) of the immediately preceding sentence.  Any party entitled to contribution will, promptly after receipt of notice of commencement of any action, suit or proceeding against such party in respect of which a claim for contribution may be made against another party or parties, notify each party or parties from whom contribution may be sought, but the omission to so notify such party or parties shall not relieve the party or parties from whom contribution may be sought from any obligation it or they may have under this Section 8 or otherwise.  The obligations of the Underwriters to contribute pursuant to this Section 8 are several in proportion to the respective number of Shares to be purchased by each of the Underwriters hereunder and not joint.

9.           Underwriter Default.

(1) If any Underwriter or Underwriters shall default in its or their obligation to purchase Firm Shares hereunder, and if the Firm Shares with respect to which such default relates (the “Default Shares”) do not (after giving effect to arrangements, if any, made by the Representative pursuant to subsection (2) below) exceed in the aggregate 10% of the number of Firm Shares, each non-defaulting Underwriter, acting severally and not jointly, agrees to purchase from the Company that number of Default Shares that bears the same proportion of the total number of Default Shares then being purchased as the number of Firm Shares set forth opposite the name of such Underwriter on Schedule A hereto bears to the aggregate number of Firm Shares set forth opposite the names of the non-defaulting Underwriters, subject, however, to such adjustments to eliminate fractional shares as the Representative in its sole discretion shall make.

(2) In the event that the aggregate number of Default Shares exceeds 10% of the number of Firm Shares, the Representative may in their discretion arrange for themselves or for another party or parties (including any non-defaulting Underwriter or Underwriters who so agree) to purchase the Default Shares on the terms contained herein.  In the event that within five calendar days after such a default the Representative do not arrange for the purchase of the Default Shares as provided in this Section 9, this Agreement shall thereupon terminate, without liability on the part of the Company with respect thereto (except in each case as provided in Sections 4, 6, 7, 9 and 11(d)) or the Underwriters, but nothing in this Agreement shall relieve a defaulting Underwriter or Underwriters of its or their liability, if any, to the other Underwriters and the Company for damages occasioned by its or their default hereunder.

(3) In the event that any Default Shares are to be purchased by the non-defaulting Underwriters, or are to be purchased by another party or parties as aforesaid, the Representative or the Company shall have the right to postpone the Closing Date for a period, not exceeding five (5) Business Days, in order to effect whatever changes may thereby be made necessary in the Registration Statement or the Prospectus or in any other documents and arrangements, and the Company agrees to file promptly any amendment or supplement to the Registration Statement or the Prospectus which, in the reasonable opinion of Underwriters’ Counsel, may thereby be made necessary or advisable.  The term “Underwriter” as used in this Agreement shall include any party substituted under this Section 9 with like effect as if it had originally been a party to this Agreement with respect to such Firm Shares.

10.           Survival of Representations and Agreements.  All representations and warranties, covenants and agreements of the Company and the Underwriters contained in this Agreement or in certificates of officers of the Company or any Subsidiary submitted pursuant hereto, including the agreements contained in Section 5, the indemnity agreements contained in Section 7 and the contribution agreements contained in Section 8 hereof, shall remain operative and in full force and effect regardless of any investigation made by or on behalf of any Underwriter or any controlling Person thereof or by or on behalf of the Company, any of its officers and directors or any controlling Person thereof, and shall survive delivery of and payment for the Shares to and by the Underwriters.  The representations contained in Section 2 hereof and the covenants and agreements contained in Sections 4, 5, 7, 8, this Section 10 and Sections 14 and 15 hereof shall survive any termination of this Agreement, including termination pursuant to Section 9 or 11 hereof.

11.           Effective Date of Agreement; Termination.

(1) This Agreement shall become effective upon the later of: (i) receipt by the Representative and the Company of notification of the effectiveness of the Registration Statement or (ii) the execution of this Agreement.  Notwithstanding any termination of this Agreement, the provisions of this Section 11 and of Sections 1, 4, 6, 7 and 12 through 16, inclusive, shall remain in full force and effect at all times after the execution hereof.

(2) The Representative shall have the right to terminate this Agreement at any time prior to the consummation of the Closing if: (i) any domestic or international event or act or occurrence has materially disrupted, or in the opinion of the Representative will in the immediate future materially disrupt, the market for the Company’s securities or securities in general; or (ii) trading on the New York Stock Exchange, NYSE AMEX or NASDAQ shall have been suspended, or minimum or maximum prices for trading shall have been fixed, or maximum ranges for prices for securities shall have been fixed, or maximum ranges for prices for securities shall have been required on the New York Stock Exchange, NYSE AMEX or NASDAQ or by order of the Commission or any other government authority having jurisdiction; or (iii) if the Company shall have sustained a material loss by fire,  flood, accident, hurricane, earthquake, theft, sabotage or other calamity or malicious act which, whether or not such loss shall have been insured, will, in the opinion of the Representative, make it inadvisable to proceed with the delivery of the Firm Shares, or (iv) a banking moratorium has been declared by any state or federal authority or if any material disruption in commercial banking or securities settlement or clearance services shall have occurred; or (v) (A) there shall have occurred any outbreak or escalation of hostilities or acts of terrorism involving the United States or there is a declaration of a national emergency or war by the United States or (B) there shall have been any other calamity or crisis or any change in political, financial or economic conditions if the effect of any such event in (A) or (B), in the judgment of the Representative, is so material and adverse that  such event makes it impracticable or inadvisable to proceed with the offering, sale and delivery of the Firm Shares on the terms and in the manner contemplated by the Prospectus.

(3) Any notice of termination pursuant to this Section 11 shall be in writing.

(4) If this Agreement shall be terminated pursuant to any of the provisions hereof (other than pursuant to Section 9(2) hereof), or if the sale of the Shares provided for herein is not consummated because any condition to the obligations of the Underwriters set forth herein is not satisfied or because of any refusal, inability or failure on the part of the Company to perform any agreement herein or comply with any provision hereof, the Company will, subject to demand by the Representative, reimburse the Underwriters for only those out-of-pocket expenses actually incurred by the Underwriters in connection herewith, less the Advance and any other amounts previously paid to the Representative or the Underwriters in conducting its due diligence, including background checks of the Company’s officers and directors, or in reimbursement for any of the Underwriter’s expenses, or the Representative shall return any portion of the Advance not offset by such accountable out-of-pocket expenses actually incurred.

12.           Notices.  All communications hereunder, except as may be otherwise specifically provided herein, shall be in writing, and:

if sent to the Representative or any Underwriter, shall be mailed, delivered, or faxed and confirmed in writing, to Maxim Group LLC, 405 Lexington Avenue, New York, New York 10174, Attention: Clifford A. Teller,  Executive Managing Director of Investment Banking, with a copy to Underwriters’ Counsel at Ellenoff Grossman & Schole LLP, 150 East 42nd Street, New York, New York, Attention: Barry Grossman, Esq.; and if sent to the Company, shall be mailed, delivered, or faxed and confirmed in writing to the Company and its counsel at the addresses set forth in the Registration Statement, provided, however, that any notice to an Underwriter pursuant to Section 7 shall be delivered or sent by mail or facsimile transmission to such Underwriter at its address set forth in its acceptance facsimile to the Representative, which address will be supplied to any other party hereto by the Representative upon request.  Any such notices and other communications shall take effect at the time of receipt thereof.

13.           Parties; Limitation of Relationship.  This Agreement shall inure solely to the benefit of, and shall be binding upon, the Underwriters, the Company and the controlling Persons, directors, officers, employees and agents referred to in Sections 6 and 7 hereof, and their respective successors and assigns, and no other Person shall have or be construed to have any legal or equitable right, remedy or claim under or in respect of or by virtue of this Agreement or any provision herein contained.  This Agreement and all conditions and provisions hereof are intended to be for the sole and exclusive benefit of the parties hereto and said controlling Persons and their respective successors, officers, directors, heirs and legal Representative, and it is not for the benefit of any other Person.  The term “successors and assigns” shall not include a purchaser, in its capacity as such, of Shares from any of the Underwriters.

14.           Governing Law.  This Agreement shall be deemed to have been executed and delivered in New York and both this Agreement and the transactions contemplated hereby shall be governed as to validity, interpretation, construction, effect, and in all other respects by the laws of the State of New York, without regard to the conflicts of laws principals thereof (other than Section 5-1401 of The New York General Obligations Law).  Each of the Underwriters and the Company: (a) agrees that any legal suit, action or proceeding arising out of or relating to this Agreement and/or the transactions contemplated hereby shall be instituted exclusively in the Supreme Court of the State of New York, New York County, or in the United States District Court for the Southern District of New York, (b) waives any objection which it may have or hereafter to the venue of any such suit, action or proceeding, and (c) irrevocably consents to the jurisdiction of Supreme Court of the State of New York, New York County, or in the United  States District Court for the Southern District of New York in any such suit, action or proceeding.  Each of the Underwriters and the Company further agrees to accept and acknowledge service of any and all process which may be served in any such suit, action or proceeding in the Supreme Court of the State of New York, New York County, or in the United States District Court for the Southern District of New York and agrees that service of process upon the Company mailed by certified mail to the Company’s address or delivered by Federal Express via overnight delivery shall be deemed in every respect effective service of process upon the Company, in any such suit, action or proceeding, and service of process upon the Underwriters mailed by certified mail to the Underwriters’ address or delivered by Federal Express via overnight delivery shall be deemed in every respect effective service process upon the Underwriters, in any such suit, action or proceeding.  THE COMPANY (ON BEHALF OF ITSELF, THE SUBSIDIARIES AND, TO THE FULLEST EXTENT PERMITTED BY LAW, ON BEHALF OF ITS RESPECTIVE EQUITY HOLDERS AND CREDITORS) HEREBY WAIVE ANY RIGHT THEY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY CLAIM BASED UPON, ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT AND THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT, THE REGISTRATION STATEMENT AND THE PROSPECTUS.

15.           Entire Agreement.  This Agreement, together with the schedule and exhibits attached hereto and as the same may be amended from time to time in accordance with the terms hereof, contains the entire agreement among the parties hereto relating to the subject matter hereof and there are no other or further agreements outstanding not specifically mentioned herein.

16.           Severability.  If any term or provision of this Agreement or the performance thereof shall be invalid or unenforceable to any extent, such invalidity or unenforceability shall not affect or render invalid or unenforceable any other provision of this Agreement and this Agreement shall be valid and enforced to the fullest extent permitted by law.

17.           Amendment.  This Agreement may only be amended by a written instrument executed by each of the parties hereto.

18.           Waiver, etc.  The failure of any of the parties hereto to at any time enforce any of the provisions of this Agreement shall not be deemed or construed to be a waiver of any such provision, nor to in any way effect the validity of this Agreement or any provision hereof or the right of any of the parties hereto to thereafter enforce each and every provision of this Agreement.  No waiver of any breach, non-compliance or non-fulfillment of any of the provisions of this Agreement shall be effective unless set forth in a written instrument executed by the party or parties against whom or which enforcement of such waiver is sought; and no waiver of any such breach, non-compliance or non-fulfillment shall be construed or deemed to be a waiver of any other or subsequent breach, non-compliance or non-fulfillment.

19.           No Fiduciary Relationship. The Company hereby acknowledges that the Underwriters are acting solely as underwriters in connection with the offering of the Company’s securities. The Company further acknowledge that the Underwriters are acting pursuant to a contractual relationship created solely by this Agreement entered into on an arm’s length basis and in no event do the parties intend that the Underwriters act or be responsible as a fiduciary to the Company, its management, shareholders, creditors or any other person in connection with any activity that the Underwriters may undertake or have undertaken in furtherance of the offering of the Company’s securities, either before or after the date hereof. The Underwriters hereby expressly disclaim any fiduciary or similar obligations to the Company, either in connection with the transactions contemplated by this Agreement or any matters leading up to such transactions, and the Company hereby confirms its understanding and agreement to that effect. The Company hereby further confirms its understanding that no Underwriter has assumed an advisory or fiduciary responsibility in favor of the Company with respect to the Offering contemplated hereby or the process leading thereto, including any negotiation related to the pricing of the ordinary shares; and the Company has consulted its own legal and financial advisors to the extent it has deemed appropriate in connection with this Agreement and the Offering. The Company and the Underwriters agree that they are each responsible for making their own independent judgments with respect to any such transactions, and that any opinions or views expressed by the Underwriters to the Company regarding such transactions, including but not limited to any opinions or views with respect to the price or market for the Company’s securities, do not constitute advice or recommendations to the Company. The Company hereby waives and releases, to the fullest extent permitted by law, any claims that the Company may have against the Underwriters with respect to any breach or alleged breach of any fiduciary or similar duty to the Company in connection with the transactions contemplated by this Agreement or any matters leading up to such transactions.

20.           Counterparts.  This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same instrument.  Delivery of a signed counterpart of this Agreement by facsimile transmission shall constitute valid and sufficient delivery thereof.

21.           Headings.  The headings herein are inserted for convenience of reference only and are not intended to be part of, or to affect the meaning or interpretation of, this Agreement.

[Signature Pages Follow]

If the foregoing correctly sets forth your understanding, please so indicate in the space provided below for that purpose, whereupon this letter shall constitute a binding agreement among us.

Very truly yours,

LIZHAN ENVIRONMENTAL CORPORATION

By:
Name:
Title:

Accepted by the Representative, acting for itself and as
Representative of the Underwriters named on Schedule A attached hereto, as of the date first written above:

MAXIM GROUP LLC

By:
Name:
Title:

SCHEDULE A

Underwriters

Underwriter	Number of Firm Shares to be Purchased from the Company	Number of Over-allotment Shares to be Purchased from the Company

Maxim Group LLC

Total

 SCHEDULE B

Reorganization Agreements

SCHEDULED C

Lock-Up Parties

SCHEDULE D

Issuer-Represented General Free Writing Prospectus

ANNEX I

Form of Lock-Up Agreement

ANNEX II

Form of Legal Opinion by Kramer Levin Naftalis & Frankel LLP

ANNEX III

Form of Legal Opinion by Allbright Law

ANNEX IV

Form of Legal Opinion by Maples and Calder